UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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CIMPRESS N.V.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CIMPRESS N.V.
Hudsonweg 8
5928 LW Venlo
The Netherlands

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

Cimpress N.V. will hold its 2015 Annual General Meeting of Shareholders:

on Tuesday, November 17, 2015
at 7:00 p.m. Central European Time
at the offices of Cimpress N.V.
Hudsonweg 8
5928 LW Venlo
The Netherlands

MATTERS TO BE ACTED UPON AT THE ANNUAL GENERAL MEETING:

(1) Reappoint Eric C. Olsen to our Supervisory Board to serve for a term of four years ending on the date of our annual general meeting of shareholders in 2019;

(2) Reappoint Katryn S. Blake to our Management Board to serve for a term of four years ending on the date of our annual general meeting of shareholders in 2019;

(3) Reappoint Donald R. Nelson to our Management Board to serve for a term of four years ending on the date of our annual general meeting of shareholders in 2019;

(4) Following a discussion on the application of the remuneration policy over the fiscal year ended June 30, 2015, hold a non-binding, advisory “say on pay” vote regarding the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables, and accompanying narrative disclosures in this proxy statement;

(5) Adopt our statutory annual accounts, as prepared in accordance with Dutch law, for the fiscal year ended June 30, 2015;

(6) Discharge the members of our Management Board from liability with respect to the exercise of their duties during the fiscal year ended June 30, 2015;

(7) Discharge the members of our Supervisory Board from liability with respect to the exercise of their duties during the fiscal year ended June 30, 2015;

(8) Authorize our Management Board, acting with the approval of our Supervisory Board, to repurchase up to 6,500,000 of our issued and outstanding ordinary shares (which represents approximately 20% of our 33.2 million shares outstanding as of June 30, 2015) until May 17, 2017 on the open market (including block trades that satisfy the safe harbor provisions of Rule 10b-18 pursuant to the United States Securities Exchange Act of 1934, or the Exchange Act), through privately negotiated transactions, or in one or more self-tender offers at prices per share between an amount equal to €0.01 and an amount equal to 120% of the market price of our ordinary shares on the Nasdaq Global Select Market, or Nasdaq, or any other securities exchange where our shares are then traded (the market price being deemed to be the average of the closing price on each of the consecutive days of trading during a period no shorter than one trading day and no longer than 10 trading days immediately preceding the date of repurchase, as reasonably determined by the Management Board);

(9) Authorize our Management Board, acting with the approval of our Supervisory Board, until May 17, 2017 to issue ordinary shares or grant rights to subscribe for ordinary shares up to a maximum of (i) 10% of our outstanding share capital at the time of issue for general corporate purposes including but not limited to equity compensation, acquisitions, and financings, and (ii) an additional 10% of our outstanding share capital at the time of issue in connection with our acquisition of all or a majority of the equity or assets of another entity;

(10) Renew the authorization of our Management Board, acting with the approval of our Supervisory Board, until May 17, 2017 to resolve to exclude or restrict our shareholders’ preemptive rights under Dutch law with respect to ordinary shares and rights to subscribe for ordinary shares that the Management Board may issue or grant pursuant to any authorization of our shareholders;

(11) Appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2016; and

(12) Transact other business, if any, that may properly come before the meeting or any adjournment of the meeting.

Our Management Board and Supervisory Board have no knowledge of any other business to be transacted at the annual general meeting.

Shareholders of record at the close of business on October 20, 2015 are entitled to vote at the annual general meeting. Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the meeting, please complete, sign, date, and promptly return the enclosed proxy card in the envelope that we or your bank or brokerage firm have provided. Your prompt response will ensure that your shares are represented at the annual general meeting. You can change your vote and revoke your proxy by following the procedures described in this proxy statement.

All shareholders are cordially invited to attend the annual general meeting.

By order of the Management Board,

/s/ Robert S. Keane

Chairman of the Management Board, President and
  Chief Executive Officer
October 26, 2015

CIMPRESS N.V.
Hudsonweg 8
5928 LW Venlo
The Netherlands

PROXY STATEMENT FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS

to be held on November 17, 2015

This proxy statement contains information about the 2015 Annual General Meeting of Shareholders of Cimpress N.V., which we refer to in this proxy statement as the annual meeting or the meeting. We will hold the annual meeting on Tuesday, November 17, 2015 at the offices of Cimpress N.V. at Hudsonweg 8, 5928 LW Venlo, the Netherlands. The meeting will begin at 7:00 p.m. Central European Time.

We are furnishing this proxy statement to you in connection with the solicitation of proxies by the Management Board of Cimpress N.V. (which is also referred to as we, us, or Cimpress in this proxy statement) for use at the annual meeting and at any adjournment of the annual meeting.

We are first mailing the Notice of Annual General Meeting, this proxy statement, and our Annual Report to Shareholders for the fiscal year ended June 30, 2015 on or about October 26, 2015.

Important Notice Regarding the Availability of Proxy Materials for the 2015 Annual General Meeting of Shareholders:

This Proxy Statement and the 2015 Annual Report to Shareholders are available for viewing, printing and downloading at http://proxy.ir.CIMPRESS.com. In addition, our statutory annual accounts and accompanying annual report, as prepared in accordance with Dutch law and including biographical information about the candidates nominated for appointment as members of our Supervisory Board and our Management Board, are available at our offices at the address above and for viewing, printing, and downloading at http://proxy.ir.CIMPRESS.com.

We will furnish without charge a copy of this proxy statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2015, as filed with the United States Securities and Exchange Commission, or SEC, to any shareholder who requests it in writing to Cimpress N.V., c/o Cimpress USA Incorporated, Attention: Investor Relations, 275 Wyman Street, Waltham, MA 02451, USA. This proxy statement and our Annual Report on Form 10-K are also available on the SEC’s web site at www.sec.gov.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

At the annual meeting, our shareholders will consider and act upon the 11 proposals listed in the Notice of Annual General Meeting of Shareholders that appears on the first two pages of this proxy statement. Our Management Board and Supervisory Board are not aware of any other business to be transacted at the annual meeting.

Who can vote?

To be able to vote on the matters listed in the Notice of Annual General Meeting of Shareholders on the first two pages of this proxy statement, you must have held ordinary shares of Cimpress at the close of business on October 20, 2015, which is the record date for the annual meeting. Shareholders of record at the close of business on October 20, 2015 are entitled to vote on each proposal at the meeting. The number of outstanding ordinary shares entitled to vote on each proposal at the meeting is 31,402,943.

How many votes do I have?

Each ordinary share of Cimpress that you owned on the record date entitles you to one vote on each matter that is voted on at the annual meeting.

Is my vote important?

Your vote is important regardless of how many ordinary shares you own. Please take a moment to read the instructions below, vote your shares, and submit your proxy as soon as possible to ensure that your shares are represented and voted at the annual meeting.

How do I vote?

If you are a holder of record and your shares are not held in “street name” by a bank or brokerage firm, you may vote by completing and signing the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope. For your vote to be counted at the meeting, our transfer agent, Computershare Trust Company, Inc., must receive your proxy no later than 4:00 p.m. Eastern Standard Time on the last business day before the meeting.

If your shares are held in street name by a bank or brokerage firm, then you will need to follow the directions your bank or brokerage firm provides to you in order to vote your shares. Many banks and brokerage firms offer the option of voting by mail, over the Internet, or by telephone, which will be explained in the voting instruction form you receive from your bank or brokerage firm.

The shares you own will be voted according to the instructions you return to Computershare Trust Company or your bank or brokerage firm. If you are a holder of record and sign and return the proxy card, but do not give any instructions on a particular matter to be voted on as described in this proxy statement, then the shares you own will be voted in accordance with the recommendations of our Management Board and Supervisory Board. The Management Board and Supervisory Board recommend that you vote FOR Proposals 1 - 11.

If you are a record holder and attend the annual meeting in person, then you may also vote in person. If you hold your shares in street name, then you must follow the instructions below under “How do I attend the meeting and vote in person?” if you wish to attend the meeting or vote in person.

Can I change my vote after I have mailed my proxy card?

Yes. If your shares are held in street name by a bank or brokerage firm and you wish to revoke or change your voting instructions, then you must follow the directions you receive from your bank or brokerage firm. If you are a holder of record and your shares are not held in street name, then you can revoke your proxy and change your vote by doing any one of the following things:

•
signing another proxy card with a later date and delivering the new proxy card to our Chief Legal Officer at the offices of our subsidiary Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA no later than 4:00 p.m. Eastern Standard Time on the last business day before the meeting;

•	delivering to our Chief Legal Officer written notice no later than 4:00 p.m. Eastern Standard Time on the last business day before the meeting that you want to revoke your proxy; or

•	voting in person at the meeting.

Your attendance at the meeting alone will not revoke your proxy.

Can I vote if my shares are held in “street name”?

If the shares you own are held in street name by a bank or brokerage firm, then your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides to you. If you hold your shares in street name, then you must follow the instructions below under “How do I attend the meeting and vote in person?” if you wish to attend the meeting or vote in person.

How do I attend the meeting and vote in person?

If you wish to attend our annual meeting in Venlo, the Netherlands in person, please send our Chief Legal Officer written notice at the offices of our subsidiary Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA no later than November 12, 2015. If you need directions to the meeting, please call Investor Relations at +1 781-652-6480.

If you wish to attend the meeting and your shares are held in street name by a bank or brokerage firm, then you must provide the written notice referenced above and also bring with you to the meeting an account statement or letter from your bank or brokerage firm showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the meeting. To be able to vote your shares held in street name at the meeting, you will need to obtain a proxy card from the holder of record, i.e., your bank or brokerage firm.

What vote is required?

Under our articles of association, holders of at least one third of our outstanding ordinary shares must be represented at the annual meeting to constitute a quorum, and the following vote is required to approve each of the proposals described in this proxy statement:

•
Proposals 1 through 3 (appointments of members of our Supervisory Board and Management Board):  In accordance with our articles of association, our Supervisory Board adopted unanimous resolutions to make binding nominations of the candidates for Supervisory Board and Management Board. Our shareholders may set aside any of these binding nominations only by a vote of at least two thirds of the votes cast at a meeting representing more than half of our share capital.

•
Proposal 4 (advisory “say on pay”):  This proposal requires the approval of a majority of votes cast at a meeting at which a quorum is present. This vote is non-binding and advisory in nature, but our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

•
Proposal 10 (authority to exclude or restrict pre-emptive rights): This proposal requires the approval of a majority of votes cast at a meeting at which a quorum is present, unless less than half of our issued capital is present or represented at the meeting, in which case this proposal requires a vote of at least two thirds of the votes cast.

•	Proposals 5 through 9 and 11: These proposals require the approval of a majority of votes cast at a meeting at which a quorum is present.

For all proposals, Dutch law and our articles of association provide that ordinary shares represented at the meeting and abstaining from voting will count as shares present at the annual meeting but will not count for the purpose of determining the number of votes cast. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast. “Broker non-votes” are shares that are held in street name by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

How will votes be counted?

Each ordinary share will be counted as one vote according to the instructions contained on a properly completed proxy or on a ballot voted in person at the annual meeting. Shares will not be voted in favor of a proposal if either the shareholder abstains from voting on a particular matter, or the shares are broker non-votes.

Who will count the votes?

Computershare Trust Company, Inc., our transfer agent, will count, tabulate, and certify the votes.

How do the Management Board and Supervisory Board recommend that I vote on the proposals?

The Management Board and Supervisory Board recommend that you vote FOR all of the proposals listed in the Notice of Annual General Meeting of Shareholders on the first two pages of this proxy statement.

Will any other business be conducted at the meeting or will other matters be voted on?

Our Management Board and Supervisory Board do not know of any other matters that may come before the meeting. If any other matter properly comes before the meeting, then, to the extent permitted by applicable law, the persons named in the proxy card that accompanies this proxy statement may exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

Where can I find the voting results?

Within four business days after the annual meeting, we will report the voting results on a Current Report on Form 8-K that we will file with the SEC.

How and when may I submit a shareholder proposal, including a shareholder nomination for a Supervisory Board position, for the 2016 annual general meeting?

Because we are a Dutch limited company whose shares are traded on a U.S. securities exchange, both U.S. and Dutch rules and timeframes apply if you wish to submit a candidate to be considered for election to our Supervisory Board at our 2016 annual general meeting or if you wish to submit another kind of proposal for consideration by shareholders at our 2016 annual general meeting.

Under our articles of association, if you are interested in submitting a proposal, you must fulfill the requirements set forth in our articles of association, including satisfying both of the following criteria:

•	We must receive your proposal at our registered offices in Venlo, the Netherlands as set forth below no later than 60 days before the 2016 annual general meeting, and

•	The number of ordinary shares you hold must equal at least 3% of our issued share capital.

Under our articles of association, shareholders do not have the right to nominate or appoint their own candidates for positions on our Supervisory Board directly, but if you submit information about a potential candidate for the Supervisory Board to our Nominating and Corporate Governance Committee, as described in the section of this proxy statement entitled “Supervisory Board Nomination Process,” then our Nominating and Corporate Governance Committee will consider whether he or she is appropriate for nomination to our Supervisory Board.

Under U.S. securities laws, if you wish to have a proposal included in our proxy statement for the 2016 annual general meeting, then in addition to the above requirements, you also need to follow the procedures outlined in Rule 14a-8 of the Exchange Act, and the deadline for submitting your proposal to us is earlier than the deadline specified above: For your proposal to be eligible for inclusion in our 2016 proxy statement, we must receive your proposal at our registered offices in Venlo, the Netherlands as set forth below no later than June 29, 2016.

Any proposals, nominations or notices under our articles of association or pursuant to Rule 14a-8 should be sent to:

Secretary, Cimpress N.V.
Hudsonweg 8
5928 LW Venlo
The Netherlands

With a copy to:
Chief Legal Officer
Cimpress USA Incorporated
275 Wyman Street
Waltham, MA 02451
USA

What are the costs of soliciting these proxies?

We will bear the costs of solicitation of proxies. We have retained Alliance Advisors for a fee of $9,000 plus expenses to assist us in soliciting proxies from our shareholders and to verify certain records relating to the solicitation. We and our Supervisory Board members, officers, and selected other employees may also solicit proxies by mail, telephone, e-mail, or other means of communication. Supervisory Board members, officers, and employees who help us in soliciting proxies will not be specially compensated for those services, but they may be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their solicitation. We will request brokers, custodians, and fiduciaries to forward proxy soliciting material to the owners of our ordinary shares that they hold in their names and will reimburse these entities for their out-of-pocket expenses incurred in connection with the distribution of our proxy materials.

Householding of Annual Meeting Materials

Some banks, brokers, and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to shareholders may be sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at the following address or telephone number: Investor Relations, Cimpress, 275 Wyman Street, Waltham, MA 02451 USA, telephone no. +1 781-652-6480. If you want to receive separate copies of the proxy statement or annual report to shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder if you hold your shares in street name, or you may contact us at the above address or telephone number if you are a holder of record.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information regarding the beneficial ownership of our ordinary shares as of September 3, 2015 by:

•	each shareholder we know to own beneficially more than 5% of our outstanding ordinary shares;

•	each member of, and nominee for appointment to, our Supervisory Board;

•	our named executive officers who are listed in the Summary Compensation Table in this proxy statement; and

•	all of our Supervisory Board members and executive officers as a group.

Name and Address of Beneficial Owner(1)	Number of Ordinary Shares Beneficially Owned(2)	Percent of Ordinary Shares Beneficially Owned(3)
Brave Warrior Advisors, LLC(4)	3,790,361	11.7%
12 East 49th Street, 14th Floor
New York, NY 10017 USA

FMR LLC(5)	3,260,364	10.1
245 Summer Street
Boston, MA 02210 USA

Janus Capital Management LLC(6)	2,381,048	7.4
151 Detroit Street
Denver, CO 80206 USA

Prescott General Partners LLC(7)	4,316,300	13.4
2200 Butts Road, Suite 320
Boca Raton, FL 33431 USA

Spruce House Investment Management LLC(8)	2,100,000	6.5
6 East 43rd Street, 23rd Floor
New York, NY 10017 USA

Executive Officers, Supervisory Board members, and Nominees for Supervisory Board
Robert S. Keane(9)(10)	3,203,875	9.5

Katryn S. Blake(10)	50,052	*

Paolo De Cesare(10)	13,669	*

John J. Gavin, Jr.(10)(11)	64,969	*

Peter Gyenes(10)(12)	31,374	*

Donald R. Nelson(10)	137,048	*

Eric C. Olsen(10)	16,169	*

Sean E. Quinn	346	*

Richard T. Riley(10)	67,133	*

Nadia Shouraboura(10)	664	*

Ernst J. Teunissen(10)(13)	43,923	*

Mark T. Thomas(10)(14)	37,324	*

Scott Vassalluzzo(10)(15)	211,404	*

All current executive officers and Supervisory Board members as a group (12 persons) (10)	3,834,027	11.3%
_____________

*	Less than 1%

(1)	Unless otherwise indicated, the address of each executive officer, Supervisory Board member, and nominee for Supervisory Board listed is c/o Cimpress N.V., Hudsonweg 8, 5928 LW Venlo, the Netherlands.

(2)
For each person or entity in the table above, the “Number of Shares Beneficially Owned” column may include ordinary shares attributable to the person or entity because of that holder’s voting or investment power or other relationship, as determined under SEC rules. Under these rules, a person or entity is deemed to have “beneficial ownership” of any shares over which that person or entity has or shares voting or investment power, plus any shares that the person or entity may acquire within 60 days of September 3, 2015 (i.e., November 2, 2015), including through the exercise of share options or through the vesting of restricted share units. Unless otherwise indicated, each person or entity referenced in the table has sole voting and investment power over the shares listed or shares such power with his or her spouse. The inclusion in the table of any shares, however, does not constitute an admission of beneficial ownership of those shares by the named shareholder.

(3)
The percentage ownership for each shareholder on September 3, 2015 is calculated by dividing (1) the total number of shares beneficially owned by the shareholder by (2) 32,311,666, the number of ordinary shares outstanding on September 3, 2015, plus any shares issuable to the shareholder within 60 days after September 3, 2015 (i.e., November 2, 2015), including restricted share units that vest and share options that are exercisable on or before November 2, 2015.

(4)	This information is based solely upon a Schedule 13G/A that the shareholder filed with the SEC on August 10, 2015.

(5)	This information is based solely upon a Schedule 13G that the shareholder filed with the SEC on February 13, 2015.

(6)	This information is based solely upon a Schedule 13G/A that the shareholder filed with the SEC on February 18, 2015.

(7)	This information is based solely upon a Schedule 13D that the shareholder filed with the SEC on January 22, 2015.

(8)	This information is based solely upon a Schedule 13G that the shareholder filed with the SEC on August 7, 2015.

(9)
Includes an aggregate of (i) 1,648,072 shares held by irrevocable discretionary trusts and other entities established for the benefit of Mr. Keane or members of his immediate family, or the Trusts, and (ii) 84,181 shares held by a charitable entity established by Mr. Keane and his spouse. Trustees who are independent of Mr. Keane or his spouse hold exclusive voting and investment power with respect to the ordinary shares owned by the Trusts and the ordinary shares issuable pursuant to share options and restricted share units held by the Trusts; Mr. Keane and his spouse do not hold such power with respect to the Trusts. Mr. Keane and his spouse share voting and investment power with respect to the shares held by the charitable entity. Mr. Keane and his spouse disclaim beneficial ownership of the shares, share options and restricted share units held by the Trusts and the charitable entity except to the extent of their pecuniary interest therein.

(10)
Includes the number of shares listed below that each executive officer and supervisory director has the right to acquire under share options and restricted share units that vest on or before November 2, 2015:

     • Mr. Keane: 1,471,622 shares, held by the Trusts
     • Ms. Blake: 35,904 shares
     • Mr. De Cesare: 7,489 shares
     • Mr. Gavin: 38,120 shares
     • Mr. Gyenes: 18,749 shares
     • Mr. Nelson: 99,480 shares
     • Mr. Olsen: 7,489 shares
     • Mr. Riley: 26,102 shares
     • Dr. Shouraboura: 664 shares
     • Mr. Teunissen: 12,822 shares
     • Mr. Thomas: 12,289 shares
     • Mr. Vassalluzzo: 664 shares
     • All current executive officers and supervisory directors in the aggregate: 1,718,572 shares

(11)	Includes 25,334 shares owned by a trust that Mr. Gavin and his wife own.

(12)	Includes 10,353 shares owned by a trust of which Mr. Gyenes is the sole trustee.

(13)	Mr. Teunissen resigned as Chief Financial Officer in October 2015.

(14)
Includes 1,800 shares owned by a family limited liability company of which Mr. Thomas is a manager. Mr. Thomas disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(15)
Mr. Vassalluzzo has the sole power to vote or to direct the vote of and to dispose or to direct the disposition of 1,958 shares. In his capacity as investment manager for certain managed accounts, Mr. Vassalluzzo may be deemed to have the shared power to vote or to direct the vote of 138,566 shares and to dispose or to direct the disposition of 208,782 shares. Voting and investment authority over managed accounts established for the benefit of certain family members and friends of Mr. Vassalluzzo is subject to each beneficiary’s right, if so provided, to terminate or otherwise direct the disposition of the managed account.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our Supervisory Board members, executive officers, and the holders of more than 10% of our ordinary shares, referred to as reporting persons, to file reports with the SEC disclosing their ownership of and transactions in our ordinary shares and other equity securities. SEC regulations also require these reporting persons to furnish us with copies of all such reports that they file.

Based on written representations from the reporting persons and our review of the reports they filed, we believe that all reporting persons complied with all Section 16(a) filing requirements during our fiscal year ended June 30, 2015.

PROPOSAL 1 - REAPPOINT ERIC C. OLSEN TO OUR SUPERVISORY BOARD

The eight current members of our Supervisory Board serve for rotating terms of up to four years:

•	The terms of Peter Gyenes and Eric C. Olsen expire at this 2015 annual general meeting, and we are asking our shareholders to reappoint Mr. Olsen.

•	The terms of Paolo De Cesare and Mark T. Thomas expire at our 2016 annual general meeting.

•	The term of John J. Gavin, Jr. expires at our 2017 annual general meeting.

•	The terms of Richard T. Riley and Scott Vassalluzzo expire at our 2018 annual general meeting.

•	The term of Nadia Shouraboura expires at our 2019 annual general meeting.

None of the members of our Supervisory Board is an employee of Cimpress.

Under Dutch law and our articles of association, our Supervisory Board has the right to make binding nominations for open positions on the Supervisory Board. In accordance with the recommendation of the Nominating and Corporate Governance Committee of the Supervisory Board and pursuant to the invitation of our Management Board, the Supervisory Board has adopted unanimous resolutions to make a binding nomination of Eric C. Olsen to serve as a Supervisory Board member for a term of four years ending on the date of our annual general meeting of shareholders in 2019.

The Supervisory Board recommends that shareholders vote for the reappointment of Mr. Olsen because of his varied executive experience in international business, including his recent appointment as Chief Executive Officer of LafargeHolcim, his strong background in executive talent development and executive compensation, and his expertise in finance within an international business context. Mr. Olsen serves on the Compensation Committee of the Supervisory Board.

The persons named in the enclosed proxy card will vote to reappoint Mr. Olsen as a member of our Supervisory Board unless you withhold authority to vote for the reappointment by marking the proxy card to that effect. Mr. Olsen has indicated his willingness to serve if appointed. You can find more information about Mr. Olsen and the other members of our Supervisory Board in the section of this proxy statement entitled “INFORMATION ABOUT OUR SUPERVISORY BOARD MEMBERS AND EXECUTIVE OFFICERS.”

The Management Board and Supervisory Board recommend that you vote FOR the reappointment of Mr. Olsen as a member of our Supervisory Board.

PROPOSALS 2 AND 3  - REAPPOINT TWO MEMBERS OF OUR MANAGEMENT BOARD

As a Dutch company, we have a two-tiered board structure consisting of a Supervisory Board, composed of independent, non-employee directors, and a Management Board, composed of members of our senior management team. The principal responsibility of the Management Board is to manage Cimpress, which means, among other things, that it is responsible for implementing Cimpress' goals and strategy, managing Cimpress' associated risk profile, operating Cimpress' business on a day-to-day basis, and addressing corporate social responsibility issues that are relevant to Cimpress. The Management Board is accountable to the Supervisory Board and to our shareholders.

Our Management Board consists of five members of our senior management team who serve on the Management Board for four-year terms:

•	The term of Robert S. Keane, our President, Chief Executive Officer, and Chairman of the Management Board, expires at our 2017 annual general meeting.

•	The terms of the following members of our Management Board expire at this 2015 annual general meeting, and we are asking our shareholders to reappoint them:

◦	Katryn S. Blake, our Executive Vice President and President, Vistaprint Business Unit

◦	Donald R. Nelson, our Executive Vice President and Chief Operating Officer
The term of Wilhelm G.A. Jacobs, our Senior Vice President and Chief Supply Chain Officer, expires at our 2018 annual general meeting.

•	Ernst J. Teunissen, our former Executive Vice President and Chief Financial Officer, is resigning from the Management Board effective November 4, 2015.

Under Dutch law and our articles of association, our Supervisory Board has the right to make binding nominations for open positions on the Management Board. In accordance with the recommendation of the Nominating and Corporate Governance Committee of the Supervisory Board and pursuant to the invitation of our Management Board, the Supervisory Board has adopted unanimous resolutions to make binding nominations of Ms. Blake and Mr. Nelson to serve on the Management Board for terms of four years ending on the date of our annual general meeting of shareholders in 2019.

The persons named in the enclosed proxy card will vote to reappoint Ms. Blake and Mr. Nelson as members of our Management Board unless you withhold authority to vote for any or all of the reappointments by marking the proxy card to that effect. Each nominee has indicated his or her willingness to serve if appointed. You can find more information about Ms. Blake and Mr. Nelson and the other members of our Management Board in the section of this proxy statement entitled “INFORMATION ABOUT OUR SUPERVISORY BOARD MEMBERS AND EXECUTIVE OFFICERS.”

The Management Board and Supervisory Board recommend that you vote FOR the reappointments of Ms. Blake and Mr. Nelson as members of our Management Board.

PROPOSAL 4 - ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

At the annual meeting, we are asking our shareholders to approve the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, or CD&A, executive compensation tables, and accompanying narrative disclosures in this proxy statement. This is an advisory vote, meaning that this proposal is not binding on us, but our Compensation Committee values the opinions expressed by our shareholders and will carefully consider the outcome of the shareholder vote when making future compensation decisions for our named executive officers.

Please carefully read the CD&A section of this proxy statement. As you cast your vote on this proposal, we would like you to consider the following compensation program highlights, which are described in more detail in CD&A. Our executive compensation program has not changed significantly since fiscal 2012.

•
We pay our executive officers based on Cimpress' performance. For our fiscal year ended June 30, 2015, 93% of our Chief Executive Officer’s total compensation was at risk including an annualized portion of his multi-year, premium-priced share options described below.

•
For fiscal 2015, our Compensation Committee did not increase the annual cash compensation (base salary and target amount for annual cash incentive award) of our Chief Executive Officer or any of our other executive officers over their fiscal 2014 levels as part of our efforts to keep our costs within our budget and also because our Compensation Committee believed that the executives' compensation was competitive at current levels.

•
Each year, we reach out to our major shareholders to solicit their feedback on our executive compensation design. We believe this collaborative process has helped foster a better understanding and input into our executive compensation program by our shareholders.

•
In 2012, based in part on feedback from our shareholders during the outreach process described above, our Compensation Committee redesigned the long-term incentive compensation of our executive officers to increase the emphasis on Cimpress' long-term performance and our growth strategy using share price as the primary performance metric. As a result of this redesign, we granted to our executive officers multi-year, premium-priced share options with an exercise price of $50.00 per share, which was significantly higher than the fair market value of our ordinary shares on the grant dates. In addition, Robert Keane, our Chief Executive Officer, may not exercise these options unless our share price on Nasdaq is at least $75.00 on the exercise date. Our Supervisory Board passed resolutions that, until fiscal 2016 at the earliest, we will not grant any additional long-term incentive award in any form to Mr. Keane or any additional share options to our other current executive officers.

•
As a result of our shareholders’ feedback in our 2011 “say on pay” vote, our Compensation Committee decided that we would no longer include excess parachute payment tax gross-up provisions in any executive retention agreements we enter into with new executives after August 1, 2012.

As required by Dutch law, we have a shareholder-approved Remuneration Policy that applies to our Management Board members, which you can find on the Corporate Governance page in the Investor Relations section of

www.cimpress.com, and the compensation of our named executive officers is in accordance with the Remuneration Policy. This proposal provides, pursuant to Section 2:135(5a) of the Dutch Civil Code, for a discussion regarding the implementation of the remuneration policy for the Management Board. The discussion takes place on the basis of the information referred to in Section 2:383c up to and including Section 2:383e of the Dutch Civil Code, as included in the explanatory notes to the financial statements included in our Dutch statutory annual accounts for the fiscal year ended June 30, 2015. This advisory vote on executive compensation does not amend the Remuneration Policy in any way.

In 2011, a majority of our shareholders voted to hold the advisory vote to approve our executive compensation on an annual basis. Therefore, we intend to put forth at each annual general meeting of shareholders an advisory vote on the compensation of our named executive officers for the immediately preceding fiscal year.

Our Management Board and Supervisory Board recommend that you vote FOR the approval of the compensation of our named executive officers, as described in this proxy statement.

PROPOSAL 5 - ADOPT OUR ANNUAL ACCOUNTS

At the annual meeting, we are asking you to confirm and adopt our Dutch statutory annual accounts, or Annual Accounts, for the fiscal year ended June 30, 2015, which are our audited consolidated financial statements prepared in accordance with Dutch law. As a Dutch company, we are required by Dutch law and our articles of association to prepare the Annual Accounts and submit them to our shareholders for confirmation and adoption. Our Annual Accounts are different from our audited financial statements contained in our Annual Report on Form 10-K for the year ended June 30, 2015 that were prepared in accordance with United States generally accepted accounting principles, or U.S. GAAP, as required by United States law and Nasdaq listing standards for companies with securities listed on U.S. stock markets.

The Annual Accounts contain some disclosures that are not required under U.S. GAAP. In addition, the report of our Management Board that accompanies the Annual Accounts contains information included in this proxy statement and our Annual Report on Form 10-K, as well as other information required by Dutch law.

It is important that our shareholders adopt our Annual Accounts because it is a Dutch law requirement and also because we are not permitted under Dutch law to take certain corporate actions unless our Annual Accounts are adopted.

You can access a copy of the Annual Accounts through our website at http://proxy.ir.CIMPRESS.com or by sending a written request to:

Investor Relations
c/o Cimpress USA Incorporated
275 Wyman Street
Waltham, MA 02451
USA

Our Management Board and Supervisory Board recommend that you vote FOR the confirmation and adoption of the Annual Accounts.

PROPOSALS 6 AND 7 - DISCHARGE OUR MANAGEMENT BOARD AND
SUPERVISORY BOARD FROM CERTAIN LIABILITY

At the annual meeting, as permitted under Dutch law and customary for Dutch companies, we are asking you to discharge the members of our Management Board and Supervisory Board from liability with respect to the exercise of their management and supervisory duties during our fiscal year ended June 30, 2015. If our shareholders approve this discharge of liability, then our Management Board and Supervisory Board members will not be liable to Cimpress for actions that they took on behalf of the company in the exercise of their duties during fiscal 2015. However, the discharge does not apply to matters that are not disclosed to our shareholders, and it does not affect the liability, if any, of our Management Board and Supervisory Board to our shareholders. The discharge is also subject to the provisions of Dutch laws relating to liability upon bankruptcy.

Our Management Board and Supervisory Board recommend that you vote FOR the discharge of the members of our Management Board and Supervisory Board from liability as described above.

PROPOSAL 8 - RENEW OUR AUTHORIZATION TO REPURCHASE SHARES

Under Dutch law and our articles of association, our shareholders may authorize our Management Board, with the approval of our Supervisory Board and subject to certain Dutch statutory provisions, to repurchase outstanding shares on our behalf in an amount, at prices, and in the manner authorized by the shareholders. This authorization will give us the flexibility to repurchase our ordinary shares without the expense of calling further general meetings of shareholders. Under Dutch law and our articles of association, a shareholder authorization to repurchase shares may not continue for more than 18 months, but may be given on a rolling basis. On November 12, 2014, we received authorization from our shareholders to repurchase up to 6,400,000 of our issued and outstanding ordinary shares on the open market, through privately negotiated transactions, or in one or more self-tender offers at prices per share between an amount equal to € 0.01 (or the U.S. dollar equivalent) and an amount equal to 120% of the market price of our ordinary shares on Nasdaq. As of August 31, 2015, we have repurchased 1,028,690 ordinary shares under this authority. We are now seeking a renewal of our authorization to repurchase our ordinary shares.

Our Management Board believes that we would benefit from a renewal of the grant of authority to repurchase our ordinary shares. If the Management Board believes that our shares may be undervalued at the market levels at which they are then trading, repurchases of our share capital may represent an attractive investment for us and our shareholders. Our Management Board, with the prior approval of our Supervisory Board and within the parameters described in this proposal, would determine the number of shares repurchased, if any, and the timing and manner of any repurchases in light of prevailing market conditions, our available resources, and other factors that we cannot now predict. The repurchased shares could be used for any valid corporate purpose, including the issuance of shares under our equity compensation plans or for acquisitions, mergers or similar transactions. The reduction in our issued and outstanding shares resulting from any repurchases would increase the proportionate interest of the remaining shareholders in whatever future profits we may earn. Under Dutch law, the number of our ordinary shares that we or our subsidiaries hold may never exceed 50% of the total number of our issued and outstanding shares.

In order to provide us with maximum flexibility, we propose that our shareholders grant the Management Board, acting with the approval of our Supervisory Board, authority to repurchase up to 6,500,000 of our issued and outstanding ordinary shares (which represents approximately 20% of the 33.2 million shares outstanding as of June 30, 2015) on the open market (including block trades that satisfy the safe harbor provisions of Rule 10b-18 pursuant to the Exchange Act), through privately negotiated transactions, or in one or more self-tender offers at prices per share between an amount equal to €0.01 and an amount equal to 120% of the market price of our ordinary shares on Nasdaq or any other securities exchange where our shares are then traded (the market price being deemed to be the average of the closing price on each of the consecutive days of trading during a period no shorter than one trading day and no longer than 10 trading days immediately preceding the date of repurchase, as reasonably determined by the Management Board). This authority would begin on the date of the annual meeting and extend for 18 months until May 17, 2017.

An authorization to repurchase up to 6,500,000 of our issued and outstanding ordinary shares would not necessarily mean that we will repurchase this amount over the authorization period. We may choose to repurchase fewer than all of the shares authorized or none at all, and we are seeking this authorization to have the flexibility to make repurchases if we believe doing so would be in the best interests of Cimpress and our shareholders. Our Supervisory Board and Management Board will analyze many factors relating to a repurchase decision, including share price relative to our anticipated future cash flows, our ability to use operating cash flow or debt to repurchase the shares while taking into account our debt covenants and other uses for our cash or debt capacity, general shareholder concentration, and liquidity concerns, as well as other items.

If our shareholders do not approve this proposal, then we intend to continue to make share repurchases, if any, under the previous authorization that our shareholders approved at our November 12, 2014 annual general meeting, which will expire on May 12, 2016. If our shareholders do approve this proposal, then the repurchase authorization described in this proposal will replace the November 2014 repurchase authorization, and we will make any future share repurchases pursuant to this new authorization.

Our Management Board and Supervisory Board recommend that you vote FOR the authorization of the Management Board and Supervisory Board to repurchase our issued and outstanding ordinary shares as described above.

PROPOSAL 9 - RENEW OUR AUTHORIZATION TO ISSUE ORDINARY SHARES

Dutch law and our articles of association require us to seek the approval of our shareholders each time we wish to issue new shares from our authorized share capital, unless our shareholders have previously authorized our Management Board, with the approval of our Supervisory Board, to issue shares. This authorization may not continue for more than five years, but may be given on a rolling basis. On November 3, 2011, we received authorization from our shareholders to issue ordinary shares, or grant rights to subscribe for ordinary shares, up to a maximum of our authorized share capital at the time of issue, which is currently 100 million ordinary shares, €0.01 par value per share. This existing authorization expires on November 3, 2016, and it is common practice for Dutch companies to seek to renew the authorization to issue shares periodically on a rolling basis.

At the annual meeting, we are asking our shareholders to authorize our Management Board, with the approval of our Supervisory Board, until May 17, 2017 to issue ordinary shares, or grant rights to subscribe for ordinary shares, up to a maximum of:

•	10% of our outstanding share capital at the time of issue for general corporate purposes including but not limited to equity compensation, acquisitions, and financings; and

•	an additional 10% of our outstanding share capital at the time of issue in connection with our acquisition of all or a majority of the equity or assets of another entity.

Although we currently issue ordinary shares from our treasury account and have no plans to issue any new ordinary shares from our authorized share capital, we are seeking this authorization to maintain our flexibility to issue, or grant rights to subscribe for, 10% of our outstanding share capital at times when we believe doing so would be in Cimpress' best interests, including for equity compensation purposes, in connection with acquisitions, financings, and other transactions, and for other general corporate purposes. In addition, because an important component of our strategy is to selectively pursue acquisitions of businesses that complement or enhance our current business and operations, we are also seeking authorization to issue, or grant rights to subscribe for, up to an additional 10% of our outstanding share capital in connection with the acquisition of other entities or their assets. We believe it is important to our continued growth to retain the flexibility to issue securities in a timely manner without the delay and uncertainty of obtaining specific shareholder approval for each issuance. Although our existing authorization allows us to issue up to our maximum share capital, at this annual meeting we are seeking the authorization to issue a more limited number of shares for a limited time (18 months) to balance our need for flexibility to issue new shares against the potential dilution of our shareholders. Furthermore, because our ordinary shares are listed on Nasdaq, our issuance of additional shares will remain subject to Nasdaq rules, which require, among other things, shareholder approval for the issuance of shares in excess of 20% of our shares outstanding (with several exceptions).

If our shareholders do not renew the Management Board’s authority, then the previous authorization would remain in place, and we could continue to issue ordinary shares pursuant to that authorization until it expires on November 3, 2016. If our shareholders do approve this proposal, then the authorization to issue ordinary shares described in this proposal will replace the November 2011 authorization.

Our Management Board and Supervisory Board recommend that you vote FOR the renewal of our authorization to issue ordinary shares and grant rights to subscribe for ordinary shares as described above.

PROPOSAL 10 - RENEW OUR AUTHORIZATION TO EXCLUDE OR RESTRICT
SHAREHOLDERS' PREEMPTIVE RIGHTS

Under Dutch law, holders of our ordinary shares (other than our employees who receive ordinary shares under our equity compensation plans) would generally have a pro rata preemptive right of subscription with respect to any new ordinary shares we issue for cash or any grant of rights to subscribe for ordinary shares. A preemptive right of subscription is the right of our current shareholders to maintain their percentage ownership of Cimpress' shares by buying a proportional number of any new shares that Cimpress issues. However, Dutch law and our articles of association permit our shareholders to authorize our Management Board, with the approval of our Supervisory Board, to exclude or restrict these preemptive rights. This authorization may not continue for more than five years, but may be given on a rolling basis. On November 3, 2011, we received authorization from our shareholders to exclude or restrict these preemptive rights, which authorization expires on November 3, 2016, and it is common practice for Dutch companies to seek to renew this authorization periodically on a rolling basis.

At the annual meeting, we are asking our shareholders to renew the authority of our Management Board, with the approval of our Supervisory Board, until May 17, 2017 to exclude or restrict preemptive rights with respect to issuances of ordinary shares or grants of rights to subscribe for ordinary shares pursuant to any authorization of our shareholders. Preemptive rights are uncommon for public companies domiciled in the United States. We believe that if we are not granted the authority to limit preemptive rights, our ability to raise capital through sales of our securities would be significantly affected because shareholders’ exercise of their preemptive rights would cause delays in a transaction and may dissuade potential buyers of our securities from entering into a transaction with us. Any limits or waivers of preemptive rights would apply equally to all holders of our ordinary shares.

If our shareholders do not renew the Management Board’s authority, then our previous authorization would remain in place, and we could continue to exclude or restrict preemptive rights pursuant to that authorization until it expires on November 3, 2016. If our shareholders do approve this proposal, then the authorization to exclude or restrict preemptive rights described in this proposal will replace the November 2011 authorization.

Our Management Board and Supervisory Board recommend that you vote FOR the renewal of our authorization to exclude or restrict our shareholders' preemptive rights.

PROPOSAL 11 - APPOINT OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm for the fiscal year ending June 30, 2016 with respect to our consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles, and we are asking our shareholders to appoint PwC as our statutory auditor of Cimpress N.V. We do not expect that PwC will attend the annual meeting or be available to answer questions.

During the summer of 2014, we engaged in a rigorous request for proposal process with the participation of several auditing firms, including PwC and Ernst & Young, which had served as our independent registered public accounting firm for our fiscal year ended June 30, 2014 and previous fiscal years. Upon reviewing the proposals we received in this process, our Audit Committee selected PwC as our independent registered accounting firm for our fiscal year ended June 30, 2015 and dismissed Ernst & Young. The reports of Ernst & Young as of and for our consolidated financial statements for the years ended June 30, 2014 and 2013 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended June 30, 2014 and 2013, and through August 15, 2014, there were no (a) disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Ernst & Young’s satisfaction, would have caused Ernst & Young to make reference to the subject matter thereof in connection with its reports for such years; or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

Our Management Board and Supervisory Board recommend that you vote FOR the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2016.

Independent Registered Public Accounting Firm Fees and Other Matters

The following table presents the aggregate fees and expenses billed for services rendered by Ernst & Young LLP, our independent registered public accounting firm for the fiscal year ended June 30, 2014, and by PwC, our independent registered public accounting firm for the fiscal year ended June 30, 2015. The amounts reported for each fiscal year represent the fees and expenses for services rendered during the applicable fiscal year, regardless of when the fees and expenses were billed.

	Fiscal 2015	Fiscal 2014
Audit Fees(1)	$1,933,510	$2,196,600
Audit-Related Fees(2)	317,500	31,300
Tax Fees(3)	883,950	373,300
All Other Fees	4,600	—
Total Fees	$3,139,560	$2,601,200
_____________

(1)
Audit fees and expenses consisted of fees and expenses billed by PwC for the year ended June 30, 2015 and fees and expenses billed by Ernst & Young for the year ended June 30, 2014 for the audit of our consolidated financial statements, statutory audits of Cimpress N.V. and certain of our subsidiaries, quarterly reviews of our financial statements, and the audit of the effectiveness of internal control over financial reporting as promulgated by Section 404 of the U.S. Sarbanes-Oxley Act.

(2)
Audit-related fees and expenses consisted of fees and expenses for services that are reasonably related to the performance of the audit and the review of our financial statements and that are not reported under “Audit Fees.” These services relate principally to consultations regarding financial accounting and reporting matters and financial due diligence assistance with acquisitions.

(3)
Tax fees and expenses consisted of fees and expenses for tax compliance (including tax return preparation), tax advice, tax planning and consultation services. Tax compliance services (assistance with tax returns, tax audits and appeals) accounted for $172,680 of the total tax fees billed by PwC in fiscal 2015 and $210,725 of the total tax fees billed by Ernst & Young in fiscal 2014.

Audit Committee’s Pre-approval Policy and Procedures

Our Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our registered public accounting firm. We may not engage the independent registered public accounting firm to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures. From time to time, the Audit Committee pre-approves services that are expected to be provided to Cimpress by the independent registered public accounting firm during the following 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also subject to a maximum dollar amount. At regularly scheduled meetings of the Audit Committee, management or the independent registered public accounting firm report to the Audit Committee regarding services actually provided to Cimpress.

During our fiscal year ended June 30, 2015, PwC did not provide any services to Cimpress other than in accordance with the pre-approval policies and procedures described above.

OTHER MATTERS

Our Management Board and Supervisory Board do not know of any other matters that may come before the annual meeting. However, if any other matters are properly presented to the annual meeting, then, to the extent permitted by applicable law, the persons named as proxies may vote, or otherwise act, in accordance with their judgment on such matters.

INFORMATION ABOUT OUR SUPERVISORY BOARD MEMBERS AND EXECUTIVE OFFICERS

Our Supervisory Board:

Our Supervisory Board currently consists of eight independent, non-employee directors.

Nominee for Member of our Supervisory Board whose term expires at this 2015 Annual General Meeting:

ERIC C. OLSEN, Director since March 2013

Mr. Olsen, age 51, has served since August 1999 in various executive capacities at LafargeHolcim (previously Lafarge), a world leader in building materials.  He has been Chairman, Chief Executive Officer, and Director of Lafarge SA since July 2015 and served as Executive Vice President, Operations from September 2013 to July 2015. Mr. Olsen was previously Executive Vice President, Organization and Human Resources, Chief Executive Officer and Executive Vice President of Lafarge North America in the United States (formerly NYSE LAF), and President, Northeast Cement Region and Senior Vice President, Purchasing of Lafarge North America in Canada. Mr. Olsen also currently serves on the boards of Ambuja Cements Ltd., one of India's leading cement manufacturers, and ACC Limited, India's foremost manufacturer of cement and ready mixed concrete. A certified public accountant, he started his career as a senior accountant at Deloitte & Touche in New York.  Mr. Olsen brings to the Supervisory Board his varied executive experience in international business, his strong background in executive talent development and executive compensation, and his expertise in finance within an international business context.

Member of our Supervisory Board whose term expires at this 2015 Annual General Meeting:

PETER GYENES, Director since February 2009

Mr. Gyenes, age 70, has served as the Chairman of Sophos Plc, a global security software company, from May 2006 to September 2012 and again from July 2015 to the present, and as its Lead Independent Director from September 2012 to July 2015. Mr. Gyenes served as Chairman and Chief Executive Officer of Ascential Software and its predecessor companies VMark Software, Ardent Software and Informix from 1996 until it was acquired by IBM in April 2005. Mr. Gyenes also currently serves on the boards of Carbonite, Inc., a provider of cloud and hybrid business continuity solutions; Intralinks Holdings, Inc., a provider of shared document and information exchanges; Pegasystems Inc., a provider of business process management software and services; and RealPage, Inc., a provider of property management software solutions for the multifamily industry. Mr. Gyenes previously served on the boards of, among other companies, EnerNoc Inc., a provider of energy management solutions, from April 2013 to May 2015; Netezza Corporation, a provider of data warehouse appliances, from February 2008 to November 2010 when it was acquired by IBM; and Lawson Software, Inc., a provider of software and service solutions in the manufacturing, distribution, maintenance and service sector industries, from May 2006 to July 2011 when it was acquired by GGC Software Holdings, Inc. He is a trustee emeritus of the Massachusetts Technology Leadership Council. Mr. Gyenes brings to the Supervisory Board his broad experience in leading companies as chief executive officer and board member and his deep expertise on executive compensation matters through his service on several compensation committees.

Members of our Supervisory Board whose terms will expire at our 2016 annual general meeting:

PAOLO DE CESARE, Director since March 2013

Mr. De Cesare, age 55, has served as Chief Executive Officer of Printemps Department Store Paris, a retailer dedicated to fashion and luxury brands with department stores in France, since September 2007. Previously, Mr. De Cesare served in various executive capacities at Procter & Gamble from 1983 to 2007, most recently as President of Procter & Gamble Global Skin Care and, prior to that, as Vice President of Procter & Gamble Far East and President Max Factor KK, the Cosmetic division of Procter in Japan. Mr. De Cesare also served on the board of Indesit Company, a publicly traded company and leading European manufacturer and distributor of domestic appliances, from 2009 until 2013. Mr. De Cesare brings to the Supervisory Board his strong knowledge of brand and marketing strategy, his international business experience and perspective, and his operational, executive and board experience in a variety of roles worldwide.

MARK T. THOMAS, Director since November 2009

Mr. Thomas, age 61, has served as a Founder and Partner of Monitor Clipper Partners, a middle market private equity firm, since December 1997 and also serves as a member of Monitor Clipper Partners’ Investment Committee and as a director of several of its portfolio companies. In addition, Mr. Thomas was a co-founder of Monitor Company Group LP, a global strategy and marketing consulting firm, where he served in various leadership positions from 1983 to November 2012. In November 2012, Monitor Company Group LP entered into a Section 363 process under Chapter 11 of the U.S. Bankruptcy Code to sell its assets to Deloitte Consulting. The transaction was consummated in January 2013. In addition to serving on the Supervisory Board of Cimpress N.V., Mr. Thomas also serves on the supervisory board of Vistaprint B.V., a wholly owned Dutch subsidiary of Cimpress. Mr. Thomas brings to the Supervisory Board his extensive strategy, investment and international experience, which includes 30 years of building companies, serving on boards and providing advice to top executives on strategic matters.

Member of our Supervisory Board whose term will expire at our 2017 annual general meeting:

JOHN J. GAVIN, Jr., Director since August 2006

Mr. Gavin, age 60, serves on the boards of BroadSoft, Inc., a global provider of residential and business Voice over IP applications; Qlik Technologies Inc., a provider of business intelligence solutions; and Varonis Systems, Inc., a provider of data governance solutions for unstructured data. Mr. Gavin previously served as Chief Financial Officer of BladeLogic, Inc., a provider of data center automation software, from January 2007 through June 2008, when it was acquired by BMC Software; as Chief Financial Officer of Navisite, Inc., a provider of information technology hosting, outsourcing and professional services, from April 2004 through December 2006; and as the Senior Vice President and Chief Financial Officer of Cambridge Technology Partners, a consulting firm, from February 2000 through December 2001. Mr. Gavin also spent ten years at Price Waterhouse LLP, an accounting firm, in various accounting and audit positions including as Senior Manager in charge of multi-national audits. In addition to serving on the Supervisory Board of Cimpress N.V., Mr. Gavin also serves on the supervisory board of Vistaprint B.V., a wholly owned Dutch subsidiary of Cimpress. Mr. Gavin brings to the Supervisory Board his extensive experience as chief financial officer of several growing companies, as well as ten years as an independent auditor. Mr. Gavin is a certified public accountant.

Members of our Supervisory Board whose terms will expire at our 2018 annual general meeting:

RICHARD T. RILEY, Director since February 2005 and Chairman of the Supervisory Board since August 2009

Mr. Riley, age 59, served in various capacities at LoJack Corporation, a publicly traded provider of tracking and recovery systems, during the period from 2005 until 2013, including Chairman of the Board of Directors from November 2006 to May 2012; Chief Executive Officer from November 2006 to February 2008 and again from May 2010 to November 2011; and President, Chief Operating Officer and a director from February 2005 through November 2006 and again from May 2010 to November 2011. Mr. Riley also serves on the boards of Dorman Products, Inc., a supplier of original equipment automotive replacement parts, and Tupperware Brands Corporation, a direct-to-consumer marketer of various products across a range of brands and categories worldwide. From 1997 through 2004, Mr. Riley held a variety of positions with New England Business Service, Inc., a publicly traded provider of products and services to small businesses, most recently serving as Chief Executive Officer, President, Chief Operating Officer and director. In addition to serving on the Supervisory Board of Cimpress N.V., Mr. Riley also serves on the supervisory board of Vistaprint B.V., a wholly owned Dutch subsidiary of Cimpress. Mr. Riley brings to the Supervisory Board his extensive experience of leading companies as a chief executive officer and board member.

SCOTT VASSALLUZZO, Director since January 2015

Mr. Vassalluzzo, age 44, is a Managing Member of Prescott General Partners LLC ("PGP"), an investment adviser registered with the U.S. Securities and Exchange Commission that holds approximately 13% of Cimpress' outstanding shares. PGP serves as the general partner of three private investment limited partnerships, including Prescott Associates L.P. (together, the "Prescott Partnerships"). Mr. Vassalluzzo joined the Prescott organization in 1998 as an equity analyst, became a general partner of the Prescott Partnerships in 2000, and transitioned to Managing Member of PGP following Prescott's reorganization in January 2012. Prior to 1998, Mr. Vassalluzzo worked in public accounting at Coopers & Lybrand (now PricewaterhouseCoopers LLP). Mr. Vassalluzzo serves on the boards of directors of Credit Acceptance Corporation, an auto finance company providing automobile loans and other related financial products, and World Acceptance Corporation, a personal installment loan company. Mr. Vassalluzzo brings to the board his advocacy for the priorities of long-termism and intrinsic value per share and his experience on the boards and compensation committees of other publicly traded companies.

Member of our Supervisory Board whose term will expire at our 2019 annual general meeting:

NADIA SHOURABOURA, Director since January 2015

Dr. Shouraboura, age 45, has served as the Founder and Chief Executive Officer of Hointer, Inc., a technology company that brings together the best features of virtual shopping with in-store shopping, since August 2012. Before founding Hointer, Dr. Shouraboura served on the senior management team responsible for overall direction and operations at Amazon.com, Inc. from April 2004 to August 2012, including as Technology Vice President, Global Supply Chain and Fulfillment Platform from 2008 to August 2012. Before joining Amazon.com, Dr. Shouraboura served in technology and leadership roles at Diamond Technology Partners, Mobilicity, and Exelon Corporation. Dr. Shouraboura brings to the board her strong advocacy and experience with building customer-centric company cultures and her experience in operations and technology.

Our Management Board and Executive Officers:

Our Management Board consists of four of our executive officers and one senior member of management who is not an executive officer of Cimpress.

ROBERT S. KEANE, President, Chief Executive Officer, and Chairman of the Management Board (executive officer)

Mr. Keane, age 52, has served as our President and Chief Executive Officer since he founded Cimpress (then Vistaprint) in January 1995. Mr. Keane served as the Chairman of our Board of Directors from January 1995 to August 2009 and was appointed Chairman of the Management Board in September 2009. From 1988 to 1994, Mr. Keane was an executive at Flex-Key Corporation, an OEM manufacturer of keyboards, displays and retail kiosks used for desktop publishing. Mr. Keane holds a Bachelor of Arts in economics from Harvard College and a Masters of Business Administration from INSEAD in Fontainebleau, France. Mr. Keane’s term as a member of our Management Board will expire at our 2017 annual general meeting.

KATRYN “TRYNKA” S. BLAKE (née Shineman), Executive Vice President and President, Vistaprint Business Unit (executive officer)

Ms. Blake, age 41, has served as Executive Vice President and President, Vistaprint Business Unit since July 2014. Ms. Blake previously served as our Executive Vice President, Global Marketing from July 2012 to June 2014, Chief Customer Officer from June 2011 to June 2014, President of Vistaprint’s North American business unit from November 2010 to June 2012, Chief Marketing Officer of Vistaprint's North American business unit from April 2008 to November 2010, and in a variety of marketing positions since joining Cimpress in March 2004 as Director, Marketing. Before joining Cimpress, she served as a director and senior manager for PreVision Marketing from 1996 to March 2004.  Ms. Blake holds a Bachelor of Arts in psychology from Cornell University and a Masters of Business Administration degree from Columbia Business School. Ms. Blake’s term as a member of our Management Board expires at this 2015 annual general meeting, and we are asking our shareholders to reappoint her.

DONALD R. NELSON, Executive Vice President and Chief Operating Officer (executive officer)

Mr. Nelson, age 47, has served as our Executive Vice President since July 2012 and as Chief Operating Officer since November 2014. Mr. Nelson previously served as our President, Mass Customization Platform from June 2014 to November 2014, Executive Vice President, Capabilities from July 2012 to June 2014, Chief Information Officer from May 2008 to June 2014, and Senior Vice President of Capabilities Development from July 2006 to May 2008. Before joining Cimpress, Mr. Nelson served as Chief Information Officer at Sapient, where he started in 1993 as a software engineer, then later as vice president before assuming the role of Chief Information Officer in 2001. Mr. Nelson received a Bachelor of Science in Computer Science from Gordon College. Mr. Nelson’s term as a member of our Management Board expires at this 2015 annual general meeting, and we are asking our shareholders to reappoint him.

WILHELM ("WILL") G.A. JACOBS, Senior Vice President and Chief Supply Chain Officer (not an executive officer)

Mr. Jacobs, age 50, has served as our Chief Supply Chain Officer since September 2015 and as a Senior Vice President since July 2012. Mr. Jacobs previously served as our Senior Vice President, Manufacturing & Supply Chain from June 2014 to September 2015; as General Manager of Columbus, a major engineering and product development program, from July 2013 to June 2014; as Senior Vice President, Manufacturing Supply Chain Operations from July 2012 to June 2013; and as Vice President, Plant Director from May 2011 to December 2012. Before joining Cimpress, Mr. Jacobs served as Vice President, Operations Industrial Adhesives EMEA of Henkel from January 2008 to April 2011. Mr. Jacobs received an Executive MBA at Henley College in the UK, an MSc IT at de Montfort University in the UK, and Bachelor ICT at Hogeschool Breda in the Netherlands. Mr. Jacobs' term as a member of our Management Board will expire at our 2018 annual general meeting.

ERNST J. TEUNISSEN, Former Executive Vice President and Chief Financial Officer (former executive officer)

Ernst Teunissen resigned as executive officer in October 2015, and he is leaving Cimpress and resigning as a Management Board member on November 4, 2015. Mr. Teunissen, age 49, served as our Executive Vice President and Chief Financial Officer from March 2011 to October 2015 and as our Vice President of Strategy from October 2009 through February 2011. Before joining Cimpress, Mr. Teunissen was a founder and director of two corporate finance and management consulting firms: Manifold Partners from May 2007 through September 2009 and ThreeStone Ventures Limited from June 2003 through September 2009. From August 1999 to February 2003, Mr. Teunissen served as an executive director in Morgan Stanley’s Investment Banking Division in London. Mr. Teunissen holds a Master of Business Administration degree from the University of Oregon and a Bachelor of Business Administration from Nijenrode University, The Netherlands School of Business.

Additional Executive Officer:

SEAN E. QUINN, Senior Vice President and Chief Financial Officer (executive officer)

Mr. Quinn, age 36, has served as our Senior Vice President and Chief Financial Officer since October 2015. Mr. Quinn previously served as Chief Accounting Officer from November 2014 to October 2015, as Vice President, Corporate Finance from January 2014 to October 2015, as Global Controller from April 2012 to November 2014, as Director, External Reporting & Accounting from July 2010 to April 2012, and as Senior Manager, External Reporting & Accounting from October 2009 to July 2010. Before joining Cimpress, Mr. Quinn was a Certified Public Accountant with KPMG LLP from September 2001 to October 2009 in the firm’s Philadelphia, London, and Boston offices, most recently as an Audit Senior Manager. Mr. Quinn holds a B.S. degree in accounting from Saint Joseph’s University. Mr. Quinn is not a member of our Management Board.

There are no family relationships among any of the Supervisory Board members and executive officers of Cimpress. No arrangements or understandings exist between any Supervisory Board member or any person nominated for appointment as a Supervisory Board member and any other person pursuant to which such person is to be selected as a Supervisory Board member or nominee for appointment to the Supervisory Board.

CORPORATE GOVERNANCE

Board Structure

We have a two-tiered board structure consisting of a Supervisory Board and a separate Management Board. The Supervisory Board consists of our independent, non-employee directors, and the Management Board consists of members of our senior management team. The principal responsibility of the Supervisory Board is to oversee the Management Board and its management of Cimpress and, in so doing, serve the best interests of Cimpress and its stakeholders. The Supervisory Board is accountable to our shareholders. The principal responsibility of the Management Board is to manage Cimpress, which means, among other things, that it is responsible for implementing Cimpress' goals and strategy, managing Cimpress' associated risk profile, operating Cimpress' business on a day-to-day basis, and addressing corporate social responsibility issues that are relevant to the enterprise. The Management Board is accountable to both the Supervisory Board and our shareholders.

Each of our Supervisory Board and Management Board has its own chairman. The Chairman of our Supervisory Board is Mr. Riley, an independent, non-employee director, and the Chairman of our Management Board is Mr. Keane, who is also our Chief Executive Officer and President.

Governance Guidelines

We believe that good corporate governance is important to ensure that Cimpress is managed for the long-term benefit of our stakeholders, including but not limited to our shareholders. The Management Board and Supervisory Board have adopted Rules to assist each Board in the exercise of its duties and responsibilities and to serve the best interests of Cimpress and our stakeholders. The Rules for each Board provide a framework for the conduct of each Board’s business.

Among other things, the Rules for the Supervisory Board provide that:

•	a majority of the members of the Supervisory Board must be independent directors, except as permitted by Nasdaq rules;

•	the Supervisory Board must meet at least twice a year in executive session;

•	the Supervisory Board has full and free access to management and employees and, as necessary and appropriate, to hire and consult with independent advisors;

•	all members of the Supervisory Board are expected to participate in a mandatory orientation program and continuing director education on an ongoing basis; and

•
at least annually the Nominating and Corporate Governance Committee is required to oversee a self-evaluation of the Supervisory Board to determine whether the Supervisory Board and its committees are functioning effectively.

Among other things, the Rules for the Management Board provide that:

•
the Management Board is responsible for managing Cimpress, including implementing Cimpress' goals and strategy, managing risks, operating the business on a day-to-day basis, and addressing corporate social responsibility issues that are relevant to the enterprise;

•
the Management Board is responsible for determining that effective systems are in place for the periodic and timely reporting to the Supervisory Board on important matters concerning Cimpress and its subsidiaries; and

•	at least annually the Supervisory Board is required to conduct an evaluation of the Management Board to determine whether the Management Board is functioning effectively.

You can find our Rules for the Supervisory Board, our Rules for the Management Board, our Code of Business Conduct, our current articles of association, and the current charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee on the Corporate Governance Page in the Investor Relations section of www.cimpress.com or by writing to:

Investor Relations
c/o Cimpress USA Incorporated
275 Wyman Street
Waltham, MA 02451
USA
Email: ir@cimpress.com

In addition, the Dutch Corporate Governance Code, or Dutch Code, applies to Cimpress. The Dutch Code emphasizes the principles of integrity, transparency, and accountability as the primary means of achieving good corporate governance. The Dutch Code includes certain principles of good corporate governance, supported by “best practice” provisions, and our Management Board and Supervisory Board agree with the fundamental principles of the Dutch Code. However, as a company whose ordinary shares are traded on Nasdaq, we are also subject to the corporate governance rules of the Nasdaq Stock Market and U.S. securities laws, and we may also choose to follow certain market practices that are common for Nasdaq-traded companies. Some of the U.S. corporate governance rules and market practices that we are required to or choose to follow conflict, in whole or in part, with the best practice provisions of the Dutch Code. As a result, we do not apply some of the Dutch best practice provisions. In accordance with the Dutch Code’s compliance principle of “apply or explain,” which permits Dutch companies to be fully compliant with the Dutch Code either by applying the Dutch best practices or by explaining why the company has chosen not to apply certain of the best practices, we are disclosing in our Dutch annual report that accompanies our Annual Accounts to what extent we do not apply provisions of the Dutch Code, together with the reasons for those deviations.

Code of Business Conduct

We have adopted a written code of business conduct that applies to our Supervisory Board, officers, and employees, a current copy of which is posted on the Corporate Governance Page in the Investor Relations section of our website, www.cimpress.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq stock market listing standards concerning any amendments to, or waivers from, any provision of the code.

Determination of Independence

Under Nasdaq rules, members of our Supervisory Board qualify as “independent directors” only if, in the opinion of our Supervisory Board, they do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Supervisory Board has determined that none of its members has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that all of its members during our fiscal year ended June 30, 2015 are “independent directors” as defined under Nasdaq's Marketplace Rules.

In addition, all members of our Supervisory Board satisfy the criteria for independence under the Dutch Code, other than Scott Vassalluzzo, who is a Managing Member of Prescott General Partners LLC, a major shareholder of Cimpress.

Oversight of Risk

Under the Rules for the Supervisory Board, our Supervisory Board is responsible for reviewing the integrity of our internal control and management information systems, the main risks of our business, and the design and effectiveness of our internal risk management and control systems. As set forth in its charter, our Audit Committee assists the Supervisory Board in its review and oversight of risk by reviewing our policies with respect to risk assessment and risk management, including the guidelines and policies that govern the process by which our exposure to risk is handled. The Supervisory Board and Audit Committee regularly discuss with management our major risk exposures, their potential impact on Cimpress, and the steps we take to manage them.

In addition, based on an internal risk assessment, we believe that any risks arising from our compensation programs for our employees are not reasonably likely to have a material adverse effect on Cimpress.

Supervisory Board Nomination Process

The process that our Nominating and Corporate Governance Committee follows to identify and evaluate candidates for members of our Supervisory Board includes requests to its members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Committee and the Supervisory Board.

In considering whether to recommend any particular candidate for inclusion in the Supervisory Board’s slate of nominees, the Nominating and Corporate Governance Committee applies, among other things, the criteria for Supervisory Board members set forth as an attachment to the Rules for the Supervisory Board. These criteria include among others the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, absence of any conflicts of interest, and ability to act in the interests of all of Cimpress' stakeholders. In addition, the Rules for the Supervisory Board specify that nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law and that the Nominating and Corporate Governance Committee and Supervisory Board should consider the value of diversity on the Supervisory Board. The Committee does not assign specific weights to particular criteria, and no particular criterion other than integrity and good character is a prerequisite for each prospective nominee.

We believe that the backgrounds and qualifications of the members of our Supervisory Board, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Supervisory Board to fulfill its responsibilities. Accordingly, the Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, professions, skills and backgrounds. During fiscal 2015, the Committee engaged MWM Consulting, an international recruiting firm, to assist the Committee in identifying, evaluating, and reaching out to potential candidates for the Supervisory Board.

Shareholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential candidates for the Supervisory Board by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of our ordinary shares for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Chief Legal Officer, Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA. If appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

If the Supervisory Board does not submit a binding nomination for a Supervisory Board position, then the shareholders represented at the general meeting may select a nominee. The shareholders may appoint such a nominee as a member of the Supervisory Board by the vote of at least two thirds of the votes cast at the meeting representing more than half of our share capital.

Supervisory Board Meetings and Committees

During our fiscal year ended June 30, 2015, our Supervisory Board met four times, and each of the members of our Supervisory Board, other than Nadia Shouraboura, attended at least 85% of the total number of meetings of the Supervisory Board and the committees of which such director was a member during the period of time he or she served on such committee. Dr. Shouraboura was appointed to our Supervisory Board in January 2015 and missed one of the two meetings of the Supervisory Board that occurred during fiscal 2015 after her appointment. In addition, it is our policy that one or more of the members of our Supervisory Board should attend annual general meetings of shareholders to the extent practicable. All seven of the directors then serving on our Supervisory Board attended our 2014 annual general meeting of shareholders.

The Supervisory Board has standing Audit, Compensation, and Nominating and Corporate Governance Committees. Each committee has a charter that has been approved by the Supervisory Board, and each committee must review the appropriateness of its charter at least annually. All members of all committees are non-employee directors, and the Supervisory Board has determined that all of the members of our three standing committees are independent as defined under Nasdaq's Marketplace Rules.

Audit Committee

The current members of our Audit Committee are Messrs. Gavin (Chair), Riley, and Thomas. Our Supervisory Board has determined that Mr. Gavin qualifies as an “audit committee financial expert” under SEC rules, and all three Audit Committee members meet the SEC’s independence criteria for audit committee members. The Audit Committee met eight times during fiscal 2015. The Audit Committee’s responsibilities include:

•	retaining our independent registered public accounting firm, subject to shareholder ratification and approval;

•	approving the compensation of, and assessing (or recommending that the Supervisory Board assess) the independence of, our registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including the receipt and consideration of certain reports from the firm;

•	coordinating the Supervisory Board’s oversight of our internal control over financial reporting and disclosure controls and procedures;

•	overseeing our internal audit function;

•	establishing procedures for the receipt, retention, and treatment of accounting-related complaints and concerns;

•	reviewing and approving any related person transactions;

•	meeting independently with our independent registered public accounting firm and management; and

•	preparing the Audit Committee report included in this proxy statement.

Compensation Committee

The current members of the Compensation Committee are Messrs. Vassalluzzo (Chair), Gyenes, Olsen, and Thomas, and all four Compensation Committee members meet Nasdaq's independence criteria for compensation committee members. The Compensation Committee met three times during fiscal 2015. The Compensation Committee’s responsibilities include:

•	reviewing and approving, or making recommendations to the Supervisory Board with respect to, the compensation of our Chief Executive Officer and our other executive officers;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to the Supervisory Board with respect to Supervisory Board compensation;

•
reviewing and discussing with management the Compensation Discussion and Analysis section of the proxy statement and considering whether to recommend to the Supervisory Board that the Compensation Discussion and Analysis be included in the proxy statement; and

•	preparing the Compensation Committee report included in this proxy statement.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Messrs. Thomas (Chair), De Cesare, Gyenes, and Riley. The Nominating and Corporate Governance Committee met three times during fiscal 2015. The responsibilities of the Nominating and Corporate Governance Committee include:

•	identifying individuals qualified to become Supervisory Board members;

•	recommending to the Supervisory Board the persons to be nominated for appointment as members of the Supervisory Board and the Management Board and to each of the Supervisory Board’s committees;

•	overseeing an annual evaluation of the Supervisory Board, the Management Board and all committees of the Supervisory Board to determine whether each is functioning effectively;

•	overseeing succession planning for the Supervisory Board; and

•	reviewing and assessing the adequacy of the Rules of the Supervisory Board and of the Management Board.

Report of the Audit Committee

The Audit Committee has reviewed Cimpress' audited consolidated financial statements for the fiscal year ended June 30, 2015 and has discussed these financial statements with Cimpress' management and PricewaterhouseCoopers LLP, our independent registered public accounting firm for fiscal 2015.

The Audit Committee has also received from, and discussed with, PwC various communications that PwC is required to provide to the Audit Committee, including the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees, as in effect for Cimpress' fiscal year 2015.

PwC also provided the Audit Committee with the written disclosures and the letter required by PCAOB Rule 3526 (Communicating with Audit Committees Concerning Independence), as modified or supplemented. The Audit Committee has discussed with the independent registered public accounting firm its independence from Cimpress. The Audit Committee also considered whether the provision of other, non-audit related services referred to under the heading “Independent Registered Public Accounting Firm Fees and Other Matters” under Proposal 11 is compatible with maintaining the independence of our registered public accounting firm.

Based on its discussions with, and its review of the representations and information provided by, management and PwC, the Audit Committee recommended to the Supervisory Board that the audited financial statements be included in Cimpress' Annual Report on Form 10-K for the fiscal year ended June 30, 2015.

This Audit Committee Report is not incorporated by reference into any of our previous or future filings with the SEC, unless any such filing explicitly incorporates this Report.

Audit Committee of the Supervisory Board
John J. Gavin, Jr., Chairman
Richard T. Riley
Mark T. Thomas

Certain Relationships and Related Transactions

Policies and Procedures for Related Person Transactions

We have a written related person transaction policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we are a participant, the amount involved exceeds $25,000, and a related person has a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person. A related person is any person who is or was a Cimpress executive officer or member of our Management Board or Supervisory Board at any time since the beginning of our most recently completed fiscal year, the beneficial holder of more than 5% of any class of our voting securities, or an immediate family member of anyone described in this sentence.

All potential related person transactions that we propose to enter into must be reported to our Chief Legal Officer (CLO) or Chief Accounting Officer (CAO), who will determine whether each reported transaction qualifies as a related person transaction. If so, then the CLO and CAO will submit the transaction for review and approval by our Audit Committee. If our CLO and CAO determine that advance approval of a related person transaction by the full Audit Committee is not practicable under the circumstances, then they will submit the transaction to the Audit Committee chair for review and approval, and the full Audit Committee will review and ratify the related person transaction at the next Committee meeting.

In addition, the Audit Committee will review annually any previously approved or otherwise already existing related person transaction that is ongoing in nature to ensure that such related person transaction has been conducted in accordance with the Audit Committee’s previous approval, if any, and that all required disclosures regarding the related person transaction are made.

When considering a proposed related person transaction, the Audit Committee will review and consider, to the extent appropriate for the circumstances:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of business;

•	whether the transaction with the related person is entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•	any other information regarding the related person transaction or the related person that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee will review all relevant information available to it about the related person transaction. The Audit Committee may approve or ratify the related person transaction only if the Committee determines that, under all of the circumstances, the transaction is in or is not inconsistent with our best interests. The Committee may, in its sole discretion, impose conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.

In addition, under Dutch law, any member of our Supervisory Board or Management Board who has a conflict of interest is required to disclose that conflict to the Chairman of the Supervisory Board and to abstain from voting on any resolution involving, or participating in any board discussion of, the conflict.

Related Person Transaction

During fiscal 2015, there was one related person transaction, as defined under SEC rules: Katryn Blake’s brother-in-law has been an employee of Cimpress since 2007, and he received cash compensation of $174,739 for fiscal 2015. The Audit Committee has reviewed this relationship and concluded that it is consistent with our best interests and does not constitute a conflict of interest.

Communicating with the Supervisory Board

Our Supervisory Board will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate. The chair of the Nominating and Corporate Governance Committee, with the assistance of Cimpress' Chief Legal Officer, is primarily responsible for monitoring communications from shareholders and for providing copies or summaries to the other directors as its members consider appropriate.

The chair of the Nominating and Corporate Governance Committee will forward communications to the full Supervisory Board if the communications relate to substantive matters and include suggestions or comments that he considers to be important for the directors to know. In general, the chair is more likely to forward communications relating to corporate governance and corporate strategy than communications relating to ordinary business affairs, personal grievances, and matters as to which Cimpress may receive repetitive or duplicative communications.

Shareholders who wish to send communications on any topic to our Supervisory Board should address such communications to:

Supervisory Board
c/o Corporate Secretary
Cimpress N.V.
Hudsonweg 8
5928 LW Venlo
The Netherlands

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Overview

Our success depends on our ability to attract and retain top talent in a competitive marketplace, and to motivate that talent to achieve outstanding performance. In determining the compensation of our executive officers, our Compensation Committee begins with an analysis of the competitiveness of our executive compensation program and, as a starting point, seeks to pay our executives total compensation (including base salary, annual cash incentive, and long-term incentive awards) at the 75th percentile of our peer group for extraordinary performance by Cimpress. The Compensation Committee then applies its own discretion to take into account any other factors it may deem relevant in any given fiscal year, such as general economic conditions, the internal equity of compensation among our executives, each executive’s experience and role, and individual performance. The Committee does not assign specific weights to particular factors but considers them together in determining compensation.

Pay for performance. The total compensation package for our executive officers is weighted heavily toward compensation based on Cimpress' operating and share price performance. Cimpress performed well in our fiscal year ended June 30, 2015, and accordingly our executive officers earned above-market compensation for the year. Below are some highlights of our performance over the last three fiscal years.

* Please see the non-GAAP reconciliations at the end of this proxy statement

The components of our executive officers' compensation that are at risk based on Cimpress' performance are the annual and long-term cash incentives and equity compensation. Our annual and long-term cash incentive programs are dependent on Cimpress' revenue and earnings per share performance, while our equity incentive programs are dependent on the performance of our share price. Attainment of the annual and long-term cash incentives are based on financial goals that the Compensation Committee believes are highly challenging, but achievable. The charts below show the breakdown of the fiscal 2015 compensation of Robert Keane, our Chief Executive Officer, by type, length, and form:

No pay increase for our named executive officers. For our fiscal year ended June 30, 2015, the Compensation Committee did not increase the annual cash compensation (base salary and target amount for annual cash incentive award) of our Chief Executive Officer or any of our other named executive officers over their levels for our fiscal year ended June 30, 2014 as part of our efforts to keep our costs within our budget and also because our Compensation Committee believed that the executives' compensation was competitive at current levels.

Shareholder engagement. At each of our last three annual general meetings of shareholders, our executive compensation program received more than 97% approval from our shareholders. We believe that two major contributing factors to our strong shareholder approval levels were the collaborative process in which we reach out to our major shareholders on an annual basis to solicit their feedback on our executive compensation design and our emphasis on long-term, performance-based compensation.

Redesign of our long-term compensation program. In late fiscal 2012, based in part on our shareholders' feedback from the outreach process described above, our Compensation Committee redesigned the long-term incentive component of our executive compensation program to increase the emphasis on Cimpress' long-term performance and our growth strategy using share price as the primary performance metric. The Committee believes that the 2012 design has been working well and has not made any significant changes to our executive compensation program since then, other than progressively increasing the emphasis on Cimpress' profitability over revenue during the last two fiscal years. As a result of the 2012 redesign, we granted to our executive officers multi-year, premium-priced share options designed to emphasize Cimpress' long-term performance and our growth strategy using share price as the primary performance metric. The Compensation Committee believes that the premium-priced share options provide strong alignment of performance-based compensation with long-term shareholder value creation, significant downside risk for the executives if Cimpress performs poorly, and significant upside potential if Cimpress performs well, through the following features:

•	The options have an exercise price of $50.00 per share, which was at least 33% higher than the closing price of Cimpress' ordinary shares on Nasdaq on the grant dates.

•
Robert Keane, our Chief Executive Officer, has an additional share price hurdle before he can realize any returns from his premium-priced options, which is that, in addition to the vesting schedule described below, he can exercise his options only on dates when the high price per share of Cimpress' ordinary shares on Nasdaq is at least $75.00, which was nearly double the closing price of Cimpress' ordinary shares on the grant dates.

•	To emphasize long-term performance, the options vest over seven years. They have an eight-year term.

•
Our Supervisory Board has passed resolutions that, until fiscal 2016 at the earliest, Cimpress shall not grant any additional long-term incentive award in any form (including equity or long-term cash awards) to Mr. Keane or any additional share options to our other current executive officers.

Discontinuation of certain pay practices. Some of our major shareholders consider the inclusion of excess parachute payment tax gross-up provisions in our executive retention agreements with our executives to be a problematic pay practice. Accordingly, our Compensation Committee decided that we would no longer include such tax gross-up provisions in any executive retention agreements we enter into with new executives after August 1, 2012.

Compensation Committee Approach

In determining the competitiveness of our executive compensation program, our Compensation Committee takes into account the analysis and recommendations of the Committee’s independent compensation consultant (currently Towers Watson), data from the comparison peer group described below, published compensation survey data, and detailed tally sheets summarizing our executive officers’ current and historical compensation.

Each year, our Compensation Committee works with Towers Watson to update its comparison peer group consisting of publicly traded companies that have characteristics that are currently comparable to Cimpress or comparable to where Cimpress expects to be in the near future. Through a multi-step process, the Committee considers a robust number of companies for inclusion in our peer group, including the consideration of, among other attributes, each company’s ownership structure, industry groupings (including Global Industry Classification Standards), annual revenue, and other financial metrics, as well as comparable companies identified on the Dow Jones and Institutional Shareholder Services lists. For the comparison peer group our Compensation Committee used in determining our executive officers' fiscal 2015 compensation, the financial criteria included annual revenue in the range of $1.1 billion to $3.0 billion and market capitalization between $1.5 billion and $4.0 billion. The Compensation Committee also considered companies with high growth and in the same general industry as Cimpress. For fiscal 2015, the peer group consisted of the 23 companies listed below. Because the Compensation Committee determined the peer group in November 2013, before the beginning of our fiscal year 2015, the Committee used the most recent information that was available at that time for each peer group company.

The Compensation Committee engages an independent compensation consultant and manages the relationship with that firm. During fiscal 2015, Towers Watson, the Committee's compensation consultant, provided the following services to Cimpress and the Compensation Committee:

•	Competitive analysis and recommendations to the Compensation Committee with respect to the compensation of our executive officers;

•	Competitive analysis and recommendations to our Compensation Committee and Chief Executive Officer with respect to the compensation of some of our employees who are not executive officers;

•	Competitive analysis and recommendations to our Compensation Committee with respect to the compensation of members of our Supervisory Board;

•
Detailed equity utilization analysis comparing the number of shares that Cimpress grants per year pursuant to equity compensation awards and the number of shares subject to outstanding equity compensation awards and available for grant under our equity compensation plans with our peer group, to assist the Compensation Committee in setting our practices of granting equity to our employees; and

•	Follow-up assistance for a job leveling solution, including job evaluation technology and supporting tools.

The Compensation Committee took into account the above services as well as the fees paid to Towers Watson when assessing the firm's independence and determined that Towers Watson was independent during fiscal 2015.

Compensation Components for Executives

The principal elements of our compensation program for our executive officers are the following:

•	Base salary

•	Annual cash incentive awards, which reward executives based on Cimpress' achievement of financial performance goals for the current fiscal year

•
Long-term incentive awards, which may include long-term cash incentives, share options, and restricted share units, which reward executives based on Cimpress' achievement of longer term financial objectives and the creation of value for our shareholders as reflected in our share price

•	Standard health and welfare benefits that are applicable to all of our employees in each executive’s geographic location

In addition, we have severance and change in control arrangements with our executives, and from time to time we provide expatriate benefits for executives who are assigned to work in geographic locations outside of their home countries.

Under our pay-for-performance philosophy, the compensation of our executives and other employees at higher levels in the organization is more heavily weighted towards variable compensation based on our performance, and base salary generally accounts for a smaller portion of these employees’ total compensation packages. The percentiles below are designed to ensure that our executive officers will receive compensation significantly below the median of our peer group if Cimpress does not perform well and significantly above the median for Cimpress' extraordinary performance. In accordance with this philosophy, the Compensation Committee initially allocates the compensation of our executive officers within the percentiles listed below, and then may use its discretion to adjust each executive officer’s compensation to reflect other factors such as general economic conditions, the internal equity of compensation among our executives, and the executive’s experience, role, and performance.

•	Base salary of Mr. Keane, our Chief Executive Officer, at the 25th percentile of our peer group

•	Base salaries of our other executive officers at the 35th percentile of our peer group and published compensation surveys

•	Annual cash compensation (base salary and annual cash incentive) of all executive officers including Mr. Keane at the 50th percentile of our peer group and published compensation surveys

•
Total compensation (base salary, annual cash incentive, and long-term incentive awards) of all executive officers including Mr. Keane at the 75th percentile of our peer group and published compensation surveys

Base Salary

For fiscal 2015, the Compensation Committee did not increase the cash compensation, consisting of base salary and target amount of annual cash incentive awards, of Mr. Keane or any of our other named executive officers over their fiscal 2014 levels as part of our efforts to keep our costs within our budget for fiscal 2015 and also because the Committee believes that the executives' compensation is competitive at the current levels.

Annual Cash Incentive Awards

The Compensation Committee grants annual cash incentive awards to our executive officers to provide an incentive to executives to achieve financial goals that are tied to the current fiscal year. In particular, the Compensation Committee has progressively revised the annual cash awards over the last two fiscal years to encourage our executives to focus on Cimpress' profitability: For our fiscal year ended June 30, 2015, the annual cash incentive awards were based 60% on Cimpress' achievement of a full-year adjusted EPS goal and 40% on Cimpress' achievement of a full-year constant currency revenue goal determined by the Compensation Committee based on our annual budget approved by the Supervisory Board. The awards for our fiscal year ended June 30, 2014, by contrast, were based 30% on EPS and 70% on revenue, while the fiscal 2013 awards were based 10% on EPS and 90% on revenue. For purposes of calculating these annual incentives, the Compensation Committee defines “constant currency revenue” as consolidated net revenue for Cimpress and its subsidiaries for the fiscal year, adjusted to exclude gains and losses in revenue generated from Cimpress' hedges of currency fluctuations and to use the same currency exchange rates as set forth in Cimpress' budget for the fiscal year. “Adjusted earnings per share” is defined as EPS on a diluted basis for the results of Cimpress' operations on a consolidated basis for the fiscal year, calculated in accordance with U.S. GAAP with some exclusions for income or expenses relating to certain specific events that the Committee believes would introduce inaccurate reflections of management-driven performance.

The fiscal 2015 performance goals set by the Compensation Committee for our executive officers' annual cash incentive awards were adjusted EPS of $2.53 - $2.77 (calculated using $2.65 as the target) and constant currency revenue of $1,572,100,000. The Compensation Committee believed that the fiscal 2015 goals were highly challenging but achievable. As set forth in the fiscal 2015 annual award agreements with our executive officers, the actual amount payable for the annual cash incentives was a percentage of the fiscal 2015 target award for each executive, listed in the table below, where the payout percentage equals the greater of:

(x)	-4.0000 + (2.0000 X Revenue Percentage) + (3.0000 X EPS Percentage); or

(y)	-6.1429 + (2.8571 X Revenue Percentage) + (4.2857 X EPS Percentage)

The Revenue Percentage and EPS Percentage were calculated by dividing the actual amounts for the fiscal year by the constant currency revenue and adjusted EPS goals described above. If either (1) Cimpress' actual constant currency revenue for fiscal 2015 were less than 92.5% of the goal, or (2) actual adjusted EPS for fiscal 2015 were less than 80% of the goal, then the total annual cash incentive payout would be zero even if the other goal were achieved. The fiscal 2015 payout percentage was capped at a maximum of 200%.

As calculated under the fiscal 2015 annual cash incentive awards, Cimpress' adjusted EPS was $3.07, which was an overachievement of the adjusted EPS goal of $2.53 - $2.77 described above, and its constant currency revenue was $1,551,300,000, which was below the constant currency revenue goal of $1,572,100,000 described above. The adjusted EPS was $0.34 higher than our U.S. GAAP EPS for fiscal 2015 of $2.73, calculated in accordance with the annual cash incentive awards by:

•
Subtracting from our U.S. GAAP EPS $0.37 for non-operational currency gains including unrealized gains on our hedging programs and the related tax effects and $0.15 for the tax benefit of certain net operating losses that were not assumed when we established our EPS goal; and

•
Adding back to our U.S. GAAP EPS $0.73 relating to the impact of acquisition-related costs and $0.13 relating to incremental interest relative to our EPS goal from our financing that closed during fiscal 2015.

Based on the 60/40 weighting of our adjusted EPS and constant currency revenue goals and in accordance with the formula set forth above, this level of achievement yielded a payout percentage of 162.5% of the executives’ targets, which is the same as the payout percentage we used for our non-executive employees' fiscal 2015 annual cash incentive awards.

The Compensation Committee set Mr. Keane’s fiscal 2015 target annual incentive at a level to maintain his annual cash compensation (base salary plus annual cash incentive) at the 50th percentile of our peer group. For our other executive officers, the Compensation Committee initially determined the fiscal 2015 target annual incentives that would maintain their annual cash compensation at the 50th percentile of our peer group and published compensation surveys and then applied its own discretion to reflect each executive’s performance and internal equity with other Cimpress executives.

The following table sets forth the target annual cash incentive awards for our named executive officers and the actual payouts on those awards for fiscal 2015.

Name	Target Annual Incentive	Actual Annual Incentive Paid
Robert S. Keane	€756,000	€1,228,500
Katryn S. Blake	$335,000	$544,375
Donald R. Nelson	$220,000	$357,500
Ernst J. Teunissen	€265,000	€430,625

Long-Term Incentive Program

Our long-term incentive program is designed to focus our executives and employees on long-term performance and value creation for the company and our shareholders. The Compensation Committee, with recommendations from our independent compensation consultant, determines the mix among our three long-term incentive vehicles - which may include share options, restricted share units, and long-term cash incentives - for our executives and employees.

Share Options and Restricted Share Units for Executives

The Compensation Committee believes that granting equity awards is an effective way to motivate our executives to manage the company in a manner that is consistent with the long-term interests of both the company and our shareholders, with equity awards generating greater returns for our executives and employees as our share price increases. Our share options and restricted share units also provide us with an important retention tool, as the equity grants vest over a multiple-year period only if the executive continues to be employed by us on each vest date.

As part of the Compensation Committee’s redesign of our long-term executive compensation program in fiscal 2012, which involved the grant to our executive officers of multi-year, premium-priced share option awards, our Supervisory Board adopted resolutions that, until fiscal 2016 at the earliest, we will not grant any additional long-term incentive award in any form to Mr. Keane or any additional share options to our other current executive officers. Accordingly, in fiscal 2015 we did not grant any new share options to any of our executive officers, and we did not grant any restricted share units to Mr. Keane. Our executive officers other than Mr. Keane received restricted share units that vest over four years. Each unit that vests is automatically converted into an ordinary share of Cimpress on a one-to-one basis.

In general, we grant equity awards to our executive officers annually at the regularly scheduled meeting of the Compensation Committee held in the fourth quarter of each fiscal year. Accordingly, grants made in fiscal 2015 were approved at the May 2015 Compensation Committee meeting. We typically grant equity awards to employees who are not executive officers during our first fiscal quarter after the conclusion of our annual performance review cycle.

Long-Term Cash Incentive Compensation

The Compensation Committee did not grant any new long-term cash incentive awards to our executive officers in fiscal 2015, in keeping with the 2012 redesign of our long-term incentive program to emphasize premium-priced share options.

For several fiscal years before 2013, the Compensation Committee had granted long-term cash incentive awards to reflect our pay-for-performance culture and philosophy, enhance our ability to manage the number of shares available under our equity compensation plans, and balance the focus on share price appreciation created through equity awards with cash awards based on the achievement of financial metrics that drive long-term company and shareholder value creation. The last of these long-term cash incentive awards held by our executive officers were originally granted in fiscal year 2012 with a performance cycle of four fiscal years, payable 25% for each of our fiscal years ending June 30, 2012, 2013, 2014, and 2015 based on Cimpress' achievement of adjusted EPS targets developed by the Compensation Committee for each of the four fiscal years. Adjusted EPS for the 2012-2015 cash incentive awards has the same definition as adjusted EPS for the annual cash incentive awards described above. We measure performance on an annual basis and make payments for each fiscal year in the performance cycle based on the level of goal achievement for that fiscal year. As set forth in the 2012-2015 award agreements with our executive officers, our adjusted EPS goals for fiscal 2015 were as follows:

•	Our lowest (minimum) EPS goal for fiscal 2015 was $2.67, which would have resulted in a payout of 50% of the named executive officers’ targets for the year;

•	Our medium EPS goal was $3.56, which would have resulted in a payout of 100% of the named executive officers’ targets for the year; and

•	Our highest (stretch) EPS goal was $4.45, which would have resulted in a payout of 250% of the named executive officers’ targets for the year.

If Cimpress' adjusted EPS were less than the lowest (minimum) goal for the fiscal year, then our executive officers would receive no payout for that performance period. If Cimpress' adjusted EPS were equal to or higher than the highest (stretch) EPS goal, then our executives would receive the percentage payout for achievement of the highest EPS goal. If Cimpress' adjusted EPS were greater than or equal to the lowest EPS goal but less than the EPS highest goal, then the percentage payout for the fiscal year would be equal to:

•	the payout threshold percentage for the highest EPS target achieved with respect to the fiscal year, plus

•
a number calculated as follows: (A) a percentage equal to a fraction, the numerator of which equals the amount by which adjusted EPS exceeded such applicable EPS goal and the denominator of which equals the difference between the next highest EPS goal that was not achieved and the highest EPS goal achieved, multiplied by (B) the difference between the payout threshold percentage for the next highest EPS goal that was not achieved and the payout threshold percentage for the highest EPS goal achieved.

Our adjusted EPS for fiscal 2015 was $3.07, calculated in the same way as our adjusted EPS for the annual cash incentive awards as described above. This adjusted EPS was above the lowest EPS goal and below the medium EPS goal under these 2012-2015 awards, so we paid 72.5% of target levels to our named executive officers based on the formula set forth in their agreements, as follows:

Name	Target Fiscal 2015 Incentive ($)	Actual Fiscal 2015 Incentive Paid ($)
Robert S. Keane	$142,500	$103,313
Katryn S. Blake	93,750	67,969
Donald R. Nelson	75,000	54,375
Ernst J. Teunissen	93,750	67,969

Benefit Programs

The Compensation Committee believes that all employees based in the same geographic location should have access to similar levels of health and welfare benefits, and therefore our executive officers receive the same health and welfare benefits, including medical, dental, vision, and disability plans, group life and accidental death and disability insurance and other benefit plans, as those offered to other employees in their location. We do, however, from time to time enter into arrangements with some of our named executive officers to reimburse them for living and relocation expenses relating to their work outside of their home countries.

U.S. based employees may participate in a 401(k) plan that provides a company match of up to 50% on the first 6% of the participant’s eligible compensation that is contributed, subject to certain limits under the United States Internal Revenue Code of 1986, or US Tax Code, with company matching contributions vesting over a four-year period. We also provide customary pension plans to our European employees.

Perquisites

In general, executives are not entitled to benefits that are not otherwise available to all other employees who work in the same geographic location.

Executive Retention and Other Agreements

We have entered into executive retention agreements with all of our executive officers. Under the executive retention agreements, if we terminate an executive officer’s employment without cause (as defined in the agreements) or the executive terminates his or her employment for good reason (as defined in the agreements) before a change in control of Cimpress or within one year after a change in control (as defined in the agreements), then the executive is entitled to receive:

•
A lump sum severance payment equal to two years’ salary and bonus, in the case of Mr. Keane, or one year’s salary and bonus, in the case of the other executive officers. These severance payments are based on the executive’s then current base salary plus the greater of (1) the target bonus for the then current fiscal year, or (2) the target bonus for the then current fiscal year multiplied by the average actual bonus payout percentage for the previous three fiscal years.

•
With respect to any outstanding annual cash incentive award under our Performance Incentive Plan, a pro rata portion, based on the number of days from the beginning of the then current fiscal year until the date of termination, of his or her target incentive for the fiscal year multiplied by the average actual payout percentage for the previous two fiscal years. If there is no change in control of Cimpress during the fiscal year, this pro rata portion is capped at the actual amount of annual cash incentive that the executive would have received had he or she remained employed by Cimpress through the end of the fiscal year.

•
With respect to any outstanding multi-year cash incentive award under our Performance Incentive Plan, a pro rata portion, based on the number of days from the beginning of the then current performance period until the date of termination, of his or her mid-range target incentive for the then current performance period multiplied by the average actual payout percentage for the previous two fiscal years. If there is no change in control of Cimpress during the applicable performance period, this pro rata portion is capped at the actual amount of cash incentive for the performance period that the executive would have received had he or she remained employed by Cimpress through the end of the performance period.

•	The continuation of all other employment-related benefits for two years after the termination in the case of Mr. Keane, or one year after the termination in the case of our other executive officers.

The executive retention agreements also provide that, upon a change in control of Cimpress, all equity awards granted to each executive officer will accelerate and become fully vested; each executive’s multi-year cash incentive awards under our Performance Incentive Plan will accelerate such that the executive will receive the mid-range target bonus for the then current performance period and each performance period after the change in control; and each executive will receive a pro rata portion, based on the number of days in the fiscal year before the change in control, of his or her target annual cash incentive award for that fiscal year.

In addition, if after a change in control Cimpress' successor terminates the executive without cause, or the executive terminates his or her employment for good reason (as defined in the agreements), then each of the executive’s equity awards remains exercisable until the earlier of one year after termination or the original expiration date of the award. If an executive is required to pay any excise tax pursuant to Section 280G of the US Tax Code as a result of compensation payments made to him or her, or benefits obtained by him or her (including the acceleration of equity awards), resulting from a termination or change in ownership or control of Cimpress, we are required to pay the executive an amount, referred to as a gross-up payment, equal to the amount of such excise tax plus any additional taxes attributable to such gross-up payment. However, if reducing the executive’s compensation payments by up to $50,000 would eliminate the requirement to pay an excise tax under Section 280G of the US Tax Code, then Cimpress has the right to reduce the payment by up to $50,000 to avoid triggering the excise tax and thus avoid providing gross-up payments to the executive. Our Compensation Committee has decided that we would no longer include such excise tax gross-up provisions in any executive retention agreements we enter into with new executives after August 1, 2012.

The following table sets forth information on the potential payments to named executive officers upon their termination or a change in control of Cimpress, assuming that a termination or change in control took place on June 30, 2015.

Name		Cash Payment ($)(1)	Accelerated Vesting of Share Options ($)(2)	Accelerated Vesting of Restricted Share Units ($)(3)	Welfare Benefits ($)(4)	Tax Gross-Up Payment ($)(5)	Total ($)
Robert S. Keane
•	Termination Without Cause or With Good Reason	2,653,871	—	—	55,824	—	2,709,695
•	Change in Control	—	26,142,238	—	—	—	26,142,238
•	Change in Control w/ Termination Without Cause or With Good Reason	2,653,871	26,142,238	—	55,824	—	28,851,933

Katryn S. Blake
•	Termination Without Cause or With Good Reason	700,000	—	—	22,665	—	722,665
•	Change in Control	—	3,175,924	4,266,155	—	—	7,442,079
•	Change in Control w/ Termination Without Cause or With Good Reason	700,000	3,175,924	4,266,155	22,665	—	8,164,744

Donald R. Nelson
•	Termination Without Cause or With Good Reason	560,000	—	—	22,381	—	582,381
•	Change in Control	—	4,124,581	2,922,204	—	—	7,046,785
•	Change in Control w/ Termination Without Cause or With Good Reason	560,000	4,124,581	2,922,204	22,381	—	7,629,166

Ernst J. Teunissen(6)
•	Termination Without Cause or With Good Reason	594,485	—	—	3,941	—	598,426
•	Change in Control	—	4,811,948	3,083,622	—	—	7,895,570
•	Change in Control w/ Termination Without Cause or With Good Reason	594,485	4,811,948	3,083,622	3,941	—	8,493,996

_____________

(1)
Amounts in this column represent severance amounts payable under the executive retention agreements. Some of the amounts would be payable to Messrs. Keane and Teunissen in Euros. For purposes of this table, we converted these executive officers’ payments from Euros to U.S. dollars at a currency exchange rate of 1.12167 based on the 30-day average currency exchange rate for June 1-30, 2015, which was the end of our most recent fiscal year.

(2)
Amounts in this column represent the value of unvested, in-the-money share options that would vest upon the triggering event described in the first column. The value of share options is based on the difference between the exercise price of the options and $84.16 per share, which was the closing price of our ordinary shares on Nasdaq on June 30, 2015, the last trading day of our fiscal year 2015.

(3)
Amounts in this column represent the value of unvested restricted share units that would vest upon the triggering event described in the first column, based on $84.16 per share, which was the closing price of our ordinary shares on Nasdaq on June 30, 2015, the last trading day of our fiscal year 2015.

(4)
Amounts reported in this column represent the estimated cost of providing employment related benefits (such as insurance for medical, dental, and vision) during the period the named executive officer is eligible to receive those benefits under the executive retention agreements, which is two years for Mr. Keane and one year for the other named executive officers.

(5)
Amounts in this column are estimates based on a number of assumptions and do not necessarily reflect the actual amounts of tax gross-up payments that the named executive officers would receive. Our Compensation Committee decided that we would no longer include such tax gross-up provisions in the executive retention agreements we enter into with new executives after August 1, 2012.

(6)	Mr. Teunissen resigned as an executive officer in October 2015.

We have also entered into indemnification agreements with our executive officers that provide the executives with indemnification for actions they take in good faith as members of our management team.

The Role of Company Executives in the Compensation Process

Although the Compensation Committee manages and makes decisions about the compensation process, the Committee also takes into account the views of our Chief Executive Officer, who makes initial recommendations with respect to executive officers other than himself. Other employees of Cimpress also participate in the preparation of materials presented to or requested by the Compensation Committee for use and consideration at Compensation Committee meetings.

Share Ownership Guidelines

We have share ownership guidelines for all of our executive officers and members of our Supervisory Board. The guidelines require our executive officers and Supervisory Board members to hold Cimpress equity, including ordinary shares they hold directly or indirectly, unvested restricted share units and vested, unexercised, in-the-money share options, with a value, based on the two-year trailing average of the closing prices of Cimpress' ordinary shares on Nasdaq, equal to or greater than a multiple of the executive officer’s annual base salary or the Supervisory Board member's annual retainer, as follows:

•	Chief Executive Officer: 5 times annual base salary

•	Other executive officers: 3 times annual base salary

•	Supervisory Board: 5 times Supervisory Board annual cash retainer

We give each executive officer and Supervisory Board member four years from his or her initial appointment as a Cimpress officer or director to comply with the share ownership guidelines. As of June 30, 2015, all executive officers and Supervisory Board members had satisfied their ownership guideline requirement, other than Dr. Shouraboura who has until January 2019 to increase her share ownership to the level described above.

Section 162(m)

The United States Internal Revenue Service, pursuant to Section 162(m) of the US Tax Code, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our Chief Executive Officer and to each other named executive officer (other than the Chief Financial Officer) whose compensation is required to be reported to our shareholders pursuant to SEC rules by reason of being among our three most highly paid executive officers. This deduction limitation can apply to compensation paid by U.S. subsidiaries of Cimpress. Qualifying performance-based compensation is not subject to the deduction limitation if certain requirements are met.

The Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the Section 162(m) limitation when it believes that such payments are appropriate and in the best interests of Cimpress and its shareholders, after taking into account business conditions or the officer’s performance. Although the Compensation Committee considers the impact of Section 162(m) when administering Cimpress' compensation plans, it does not make decisions regarding executive compensation based solely on the expected tax treatment of such compensation. As a result, the Compensation Committee has deemed it appropriate at times to forego awarding compensation that may qualify as performance-based compensation under Section 162(m) in favor of awards that may not be fully tax-deductible by Cimpress' subsidiaries.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on the Compensation Committee’s review and discussions with management, the Compensation Committee recommended to the Supervisory Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee of the
Supervisory Board
Scott Vassalluzzo, Chair
Peter Gyenes
Eric C. Olsen
Mark T. Thomas

SUMMARY COMPENSATION TABLES

Summary Compensation Table

The following table summarizes the compensation earned in each of the last three fiscal years by:

(i) our principal executive officer,

(ii) our principal financial officer as of June 30, 2015, the end of our most recent fiscal year, and

(iii) our other two executive officers.

Throughout this proxy statement, we refer to the individuals listed in (i) through (iii) above as our named executive officers.

Name and Principal Position	Year	Salary ($)	Share Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Robert S. Keane(3)	2015	494,804	—	—	1,481,285	6,200(4)	1,982,289
President and Chief	2014	581,430	—	—	1,161,505	3,109	1,746,044
Executive Officer	2013	559,907	—	3,450,821	1,127,579	3,192	5,141,499

Katryn S. Blake	2015	365,000	1,205,954	—	612,344	1,104,617(5)	3,287,915
Executive Vice President and	2014	364,231	937,986	—	428,814	546,535	2,277,566
President, Vistaprint Business Unit	2013	344,712	1,004,972	—	425,415	510,294	2,285,393

Donald R. Nelson	2015	340,000	799,930	—	411,875	7,800(6)	1,559,605
Executive Vice President and	2014	339,808	699,981	—	295,915	7,800	1,343,504
Chief Operating Officer	2013	329,808	649,963	—	309,630	7,650	1,297,051

Ernst J. Teunissen(3)(8)	2015	310,683	799,930	—	550,988	35,067(7)	1,696,668
Executive Vice President	2014	360,706	699,981	—	453,788	40,804	1,555,279
and Chief Financial Officer	2013	320,023	749,996	—	441,530	39,532	1,551,081

_____________

(1)
The amounts reported in these columns represent a dollar amount equal to the grant date fair value of the share awards as computed in accordance with FASB ASC Topic 718. You can find the assumptions we used in the calculations for these amounts in Note 12 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2015. Our Supervisory Board has passed resolutions that, until fiscal 2016 at the earliest, Cimpress will not grant any additional long-term incentive award in any form (including equity or long-term cash awards) to Mr. Keane or any additional share options to Ms. Blake or Messrs. Nelson or Teunissen.

(2)
The amounts reported in this column represent the aggregate amounts earned for each such fiscal year under each named executive officer’s annual cash incentive award for that fiscal year and the component of each officer’s long-term cash incentive award that is attributable to that fiscal year. You can find more information about the amounts paid for fiscal 2015 to each executive officer under his or her annual and long-term cash incentive awards in the Compensation Discussion and Analysis section of this Supervisory Board Report.

(3)
We paid the amounts under “Salary,” “Non-Equity Incentive Plan Compensation,” and “All Other Compensation” to Messrs. Keane and Teunissen in whole or in part in Euros. For purposes of this table, we converted these amounts from Euros to U.S. dollars at a currency exchange rate of 1.12167 based on the 30-day average currency exchange rate for June 1-30, 2015, which was the end of our most recent fiscal year.

(4)
$4,783 of this amount represents the reimbursement of business travel expenses for Mr. Keane's attendance at meetings of Cimpress' Management Board, tax preparation fees, and associated tax gross-up payments, and $1,417 of this amount represents the payment of wire transfer fees for amounts being deposited in European accounts. Although the reimbursement of business travel expenses would not be taxable to Mr. Keane in the United States and although Mr. Keane is not a resident of the Netherlands, under his ruling with the Dutch tax authorities, this reimbursement is considered taxable income to Mr. Keane. Because Mr. Keane should not be financially penalized as a result of taxation by the country in which Cimpress is incorporated, we gross up the reimbursement payments to offset the increased tax liability to him.

(5)
$860,604 of this amount represents a lump sum payment of taxes for 2013 and 2014 and associated tax gross-up amounts relating to Ms. Blake's expatriate payments for her assignment in Paris, $236,213 of this amount represents French taxes paid relating to the vesting of restricted share units during Ms. Blake's assignment in Paris, and $7,800 of this amount represents our matching contributions under Cimpress USA’s 401(k) deferred savings plan.

(6)	This amount represents our matching contributions under Cimpress USA’s 401(k) deferred savings retirement plan.

(7)
$33,650 of this amount represents payments of school tuition for Mr. Teunissen’s children, and $1,417 of this amount represents the payment of wire transfer fees for amounts being deposited in European accounts.

(8)	Mr. Teunissen resigned as an executive officer in October 2015.

Grants of Plan-Based Awards in the Fiscal Year Ended June 30, 2015

The following table contains information about plan-based awards granted to each of our named executive officers during the fiscal year ended June 30, 2015.

					All Other Share Awards: Number of Shares or Share Units	Grant Date Fair Value of Share Awards
		Estimated Possible Payouts
		Under Non-Equity Incentive Plan Awards
		Threshold	Target	Maximum
Name	Grant Date	($)(1)	($)(2)	($)(3)	(#)(4)	($)(5)
Robert S. Keane	9/28/2014(6)	—	847,983	1,695,966	—	—

Katryn S. Blake	9/28/2014	—	335,000	670,000	—	—
	5/19/2015				14,331	1,205,954

Donald R. Nelson	9/28/2014	—	220,000	440,000	—	—
	5/19/2015				9,506	799,930

Ernst J. Teunissen(7)	9/28/2014(6)	—	297,243	594,486	—	—
	5/19/2015				9,506	799,930

_____________

(1)
The amounts reported in this column represent the amounts that would have been payable under our named executive officers’ annual cash incentive awards if we did not achieve our minimum constant currency revenue and adjusted EPS goals.

(2)
These amounts represent payments that our named executive officers would have received under their fiscal 2015 annual cash incentive awards for 100% achievement of our adjusted EPS and constant currency revenue goals for fiscal 2015. You can find more information on the amounts actually paid to our executive officers under their fiscal 2015 annual cash incentive awards above in the Compensation Discussion and Analysis section of this Supervisory Board Report.

(3)
These amounts represent the maximum amounts that would have been payable under our named executive officers’ annual cash incentive awards for our fiscal year ended June 30, 2015. The payout under each executive officer's annual cash incentive is capped at 200% of the executive officer’s target amount. In fact, based on our achievement of our goals for fiscal 2015, our executive officers received payments that were less than these amounts. You can find more information on the amounts actually paid to our executive officers under their annual cash incentive awards above in the Compensation Discussion and Analysis section of this Supervisory Board Report.

(4)
The amounts reported in this column represent restricted share units granted under our 2011 Equity Incentive Plan that vest over a period of four years: 25% one year after they are granted and 6.25% per quarter thereafter. As the restricted share units vest, we automatically issue the vested shares to the employee; the employee does not need to exercise them or pay any amount to us for the purchase of the shares.

(5)
The amounts reported in this column represent the grant date fair value for each executive officer’s share-based awards computed in accordance with FASB ASC Topic 718. You can find the assumptions we used in the calculations for these amounts in Note 12 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2015.

(6)
The estimated amounts in this row would be payable to Messrs. Keane and Teunissen in Euros. For purposes of this table, we converted these estimated incentive payments from Euros to U.S. dollars at a currency exchange rate of 1.12167 based on the 30-day average currency exchange rate for June 1-30, 2015, which was the end of our most recent fiscal year.

(7)	Mr. Teunissen resigned as an executive officer in October 2015.

Outstanding Equity Awards at June 30, 2015

The following table contains information about unexercised share options and unvested restricted share units as of June 30, 2015 for each of our named executive officers.

	Option Awards				Share Awards
					Number	Market
					of Shares	Value of
	Number of				or Share	Shares or
	Securities				Units	Share
	Underlying		Option		That	Units That
	Unexercised		Exercise	Option	Have Not	Have Not
	Options		Price	Expiration	Vested	Vested
Name	(#) Exercisable	(#) Unexercisable	($)(1)	Date	(#)(2)	($)(3)
Robert S. Keane(4)	130,050	—	23.31	8/4/2016
	143,618	—	37.51	5/15/2017
	333,318	—	34.87	5/2/2018
	146,028	—	34.25	5/7/2019
	96,800	—	47.91	5/6/2020
	105,240	—	54.02	5/5/2021
	459,174	765,288(5)	50.00(6)	5/4/2020(6)
					—	—

Katryn S. Blake	1,039	—	54.02	5/5/2021
	27,892	92,972	50.00(6)	5/4/2020(6)
					50,691	4,266,155

Donald R. Nelson	11,333	—	33.47	8/6/2017
	6,646	—	54.02	5/5/2021
	72,446	120,743	50.00(6)	5/4/2020(6)
					34,722	2,922,204

Ernst J. Teunissen(7)	1,218	—	48.89	3/1/2021
	1,039	—	54.02	5/5/2021
	—	140,865	50.00(6)	5/4/2020(6)
					36,640	3,083,622

_____________

(1)
Except as set forth in footnote 6 below, each share option has an exercise price equal to the fair market value of our ordinary shares on the date of grant and becomes exercisable, so long as the named executive officer continues to be employed with us, as to 25% of the shares subject to the option after one year and 6.25% per quarter thereafter. Except as set forth in footnote 6, each share option expires 10 years after the date on which it was granted.

(2)
So long as the named executive officer continues to be employed with us, each restricted share unit vests, and the vested shares are issued to the named executive officer, over a period of four years: 25% of the shares subject to the unit after one year and 6.25% per quarter thereafter.

(3)
The market value of the restricted share units is determined by multiplying the number of restricted share units by $84.16 per share, which was the closing price of our ordinary shares on Nasdaq on June 30, 2015, the last trading day of our fiscal year 2015.

(4)	All of Mr. Keane’s awards are held by his Trusts.

(5)	Mr. Keane may not exercise his premium-priced options unless our share price on Nasdaq is at least $75.00 on the exercise date.

(6)
These awards are premium-priced share options with an exercise price that is significantly higher than the closing price of Cimpress' ordinary shares on Nasdaq on the grant dates. The Compensation Committee chose this exercise price in part because it is higher than the highest of the three-, six-, and twelve-month trailing averages of Cimpress' share price on Nasdaq as of the July 28, 2011 public announcement of our growth strategy. The premium-priced share options vest over seven years and have an eight-year term.

(7)	Mr. Teunissen resigned as an executive officer in October 2015.

Option Exercises and Shares Vested in the Fiscal Year Ended June 30, 2015

The following table contains information about option exercises and vesting of restricted share units on an aggregated basis during fiscal 2015 for each of our named executive officers.

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Robert S. Keane	700,000	48,797,000	10,552	744,839
Katryn S. Blake	82,152	1,960,283	26,382	1,880,532
Donald R. Nelson	18,000	603,229	17,579	1,259,980
Ernst J. Teunissen(3)	110,056	3,582,681	21,350	1,547,915
_____________

(1)
Represents the net amount realized from all option exercises during fiscal 2015. In cases involving an exercise and immediate sale, the value was calculated on the basis of the actual sale price. In cases involving an exercise without immediate sale, the value was calculated on the basis of our closing sale price of our ordinary shares on Nasdaq on the date of exercise.

(2)	The value realized on vesting of restricted share units is determined by multiplying the number of shares that vested by the closing sale price of our ordinary shares on Nasdaq on the vesting date.

(3)	Mr. Teunissen resigned as an executive officer in October 2015.

COMPENSATION OF SUPERVISORY BOARD MEMBERS

We use a combination of cash and share-based incentive compensation to attract and retain qualified candidates to serve on our Supervisory Board. When considering the compensation of our Supervisory Board, our Compensation Committee considers the significant amount of time that directors expend in fulfilling their duties to Cimpress, the skill level that we require of members of our Supervisory Board, and competitive compensation data from our peer group.

Our Compensation Committee reviewed the current compensation of our Supervisory Board in fiscal 2015 and decided not to recommend any changes to the compensation program because the Committee believes that our Supervisory Board's compensation is competitive.

Fees

We pay the members of our Supervisory Board the following fees for their service on our Supervisory Board:

All members of the Supervisory Board	●	$34,000 retainer per fiscal year
	●	$10,000 retainer per fiscal year for each committee of the Supervisory Board on which the director serves
	●	$3,000 for each regularly scheduled Supervisory Board meeting that the director physically attends

Chairman of the Supervisory Board	$15,000 retainer per fiscal year
Chairman of our Audit Committee	$15,000 retainer per fiscal year

Chairmen of our Compensation Committee and Nominating and Corporate Governance Committee	$10,000 retainer per fiscal year

We also reimburse our Supervisory Board for reasonable travel and other expenses incurred in connection with attending meetings of our Supervisory Board and its committees, and we pay for their tax preparation fees and filings for their Dutch income tax returns.

Equity Grants

Share Options. Upon his or her initial appointment to the Supervisory Board, each director receives a share option to purchase a number of ordinary shares having a fair value equal to $150,000, up to a maximum of 50,000 shares. On the date of each annual general meeting, each incumbent Supervisory Board member receives a share option to purchase a number of ordinary shares having a fair value equal to $50,000, up to a maximum of 12,500 shares. We grant options to our Supervisory Board under our 2005 Non-Employee Directors’ Share Option Plan, as amended, with an exercise price equal to the fair market value of our ordinary shares on the date of grant. The Supervisory Board's options vest at a rate of 8.33% per quarter over a period of three years from the date of grant, so long as the director continues to serve as a director on each such vesting date, and expire upon the earlier of ten years from the date of grant or 90 days after the director ceases to serve as a director.

Restricted Share Units. On the date of each annual general meeting, in addition to the share option described above, each incumbent Supervisory Board member receives restricted share units having a fair value equal to $110,000 granted under our 2011 Equity Incentive Plan. Restricted share units granted to members of our Supervisory Board after July 1, 2013 vest at a rate of 12.5% per quarter over a period of two years from the date of grant, so long as the director continues to serve as a director on each such vesting date.

For the purposes of determining the number of share options and restricted share units to be granted, we use the fair value of each share option and restricted share unit using a generally accepted equity pricing valuation methodology, such as the Black-Scholes model or binomial method for share options, with such modifications as it may deem appropriate to reflect the fair market value of the equity awards. In fiscal 2015, we used the Black-Scholes model to determine fair market value of share options.

Summary Compensation Table

The following contains information with respect to the compensation earned by our Supervisory Board members in the fiscal year ended June 30, 2015:

Name	Fees Earned or Paid in Cash ($)	Share Awards ($)(1)	Option Awards ($)(1)	Total ($)
Paolo De Cesare	53,000	109,955	49,995	212,950
John J. Gavin, Jr.	71,000	109,955	49,995	230,950
Peter Gyenes	66,000	109,955	49,995	225,950
Eric C. Olsen	61,300	109,955	49,995	221,250
Richard T. Riley	81,000	109,955	49,995	240,950
Mark T. Thomas	77,200	109,955	49,995	237,150
Nadia Shouraboura	18,980	—	149,962	168,942
Scott Vassalluzzo	27,030	—	149,962	176,992
George M. Overholser(2)	48,680	109,955	49,995	208,630
_____________

(1)
The value of the share awards equals their grant date fair value as computed in accordance with FASB ASC Topic 718. You can find the assumptions we used in the calculations for these amounts in Note 12 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2015. All share options referenced in this table were granted with an exercise price equal to the closing price of our ordinary shares on Nasdaq on the date of grant.

(2)	Mr. Overholser resigned as a director effective February 2015.

Outstanding Equity Awards Held by Supervisory Board members at June 30, 2015

The following table contains information about unexercised share options and unvested restricted share units as of June 30, 2015 for each member of our Supervisory Board.

	Option Awards				Share Awards
					Number	Market
					of Shares	Value of
	Number of				or Share	Shares or
	Securities				Units	Share
	Underlying		Option		That	Units That
	Unexercised		Exercise	Option	Have Not	Have Not
	Options		Price	Expiration	Vested	Vested
Name	(#) Exercisable	(#) Unexercisable	($)(1)	Date	(2)(#)	(3)($)
Paolo De Cesare	4,669	2,335	40.80	4/30/2023
	888	888	54.08	11/7/2023
	241	1210	68.38	11/12/2024
					2,735	230,178

John J. Gavin, Jr.	12,018	—	24.32	8/21/2016
	2,925	—	33.24	11/14/2016
	2,269	—	46.18	11/2/2017
	9,548	—	15.94	11/7/2018
	1,919	—	54.46	11/17/2019
	2,443	—	40.99	11/12/2020
	2,690	—	35.77	11/3/2021
	2,645	530	30.30	11/8/2022
	888	888	54.08	11/7/2023

	241	1,210	68.38	11/12/2024
					2,319	195,167

Peter Gyenes	7,389	—	24.33	2/5/2019
	1,919	—	54.46	11/17/2019
	2,443	—	40.99	11/12/2020
	2,690	—	35.77	11/3/2021
	2,645	530	30.30	11/8/2022
	888	888	54.08	11/7/2023
	241	1210	68.38	11/12/2024
					2,319	195,167

Eric C. Olsen	4,669	2,335	40.80	4/30/2023
	888	888	54.08	11/7/2023
	241	1210	68.38	11/12/2024
					2,735	230,178

Richard T. Riley	2,925	—	33.24	11/14/2016
	2,269	—	46.18	11/2/2017
	9,548	—	15.94	11/7/2018
	1,919	—	54.46	11/17/2019
	2,443	—	40.99	11/12/2020
	2,690	—	35.77	11/3/2021
	2,645	530	30.30	11/8/2022
	888	888	54.08	11/7/2023
	241	1,210	68.38	11/12/2024
					2,319	195,167

Nadia Shouraboura	332	3,657	79.52	2/3/2025

Mark T. Thomas	5,758	—	54.46	11/17/2019
	2,443	—	40.99	11/12/2020
	2,690	—	35.77	11/3/2021
	2,645	530	30.30	11/8/2022
	888	888	54.08	11/7/2023
	241	1210	68.38	11/12/2024
					2,319	195,167

Scott Vassalluzzo	332	3,657	79.52	2/3/2025
_____________

(1)
Each share option has an exercise price equal to the fair market value of our ordinary shares on the date of grant and becomes exercisable at a rate of 8.33% per quarter over a period of three years from the date of grant, so long as the Supervisory Board member continues to serve as a director on each such vesting date. Each share option expires 10 years after the date on which it was granted.

(2)
Upon the vesting of each restricted share unit, shares are issued to the director on a one-to-one basis. Restricted share units issued to Supervisory Board members before July 1, 2013 vest as to 8.33% of the shares subject to the unit per quarter over a period of three years, so long as the director continues to serve as a director on each such vesting date. Restricted share units issued to Supervisory Board members after July 1, 2013 vest as to 12.5% of the shares subject to the unit per quarter over a period of two years, so long as the director continues to serve as a director on each such vesting date.

(3)
The market value of the restricted share units is determined by multiplying the number of restricted share units by $84.16 per share, which was the closing price of our ordinary shares on Nasdaq on June 30, 2015, the last trading day of our fiscal year 2015.

Compensation Committee Interlocks and Insider Participation

During fiscal 2015, Messrs. Gyenes, Olsen, Overholser, Thomas, and Vassalluzzo served at various times as members of our Compensation Committee. During fiscal 2015, no member of our Compensation Committee was an officer or employee of Cimpress or of our subsidiaries or had any relationship with us requiring disclosure under SEC rules.

During fiscal 2015, none of our executive officers served as a member of the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had one or more executive officers serving as a member of our Supervisory Board or Compensation Committee.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of June 30, 2015 about the securities issued or authorized for future issuance under our equity compensation plans.

Equity Compensation Plan Information

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)
Equity compensation plans approved by shareholders(1)	2,913,392	$45.09	2,387,435(2)
Equity compensation plans not approved by shareholders	—	—	—
Total	2,913,392	$45.09	2,387,435(2)
_____________

(1)
Consists of our Amended and Restated 2005 Equity Incentive Plan, 2005 Non-Employee Directors’ Share Option Plan, and 2011 Equity Incentive Plan. This column does not include an aggregate of 767,280 shares underlying restricted share units that were unvested as of June 30, 2015.

(2)
Includes 2,329,411 shares available for future awards under our 2011 Equity Incentive Plan and 58,024 shares available for future awards under our 2005 Non-Employee Directors’ Share Option Plan, as amended. No shares are available for future award under our Amended and Restated 2005 Equity Incentive Plan.

About Non-GAAP Financial Measures
To supplement Cimpress’ consolidated financial statements presented in accordance with U.S. generally accepted accounting principles, or GAAP, Cimpress has used the following measures defined as non-GAAP financial measures by SEC rules: free cash flow and adjusted NOPAT.

•
Free cash flow is defined as net cash provided by operating activities less purchases of property, plant and equipment, purchases of intangible assets not related to acquisitions, and capitalization of software and website development costs, plus payment of contingent consideration in excess of acquisition-date fair value.

•
Adjusted NOPAT is defined as GAAP Operating Income minus cash taxes attributable to the current period (see definition below), with the following adjustments: exclude the impact of M&A related items including amortization of acquisition-related intangibles, the change in fair value of contingent consideration, and expense for deferred payments or equity awards that are treated as compensation expense; exclude the impact of unusual items such as discontinued operations, restructuring charges, and impairments; and include realized gains or losses from currency forward contracts that are not included in operating income as we do not apply hedge accounting.

•
As part of our calculation of Adjusted NOPAT, we subtract the cash taxes attributable to the current period operations, which we define as the actual cash taxes paid or to be paid adjusted for any non-operational items and excluding the excess tax benefit from equity awards.

The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for our financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliations of Non-GAAP Financial Measures” below. The tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliation between these financial measures.

Cimpress’ management believes that these non-GAAP financial measures provide meaningful supplemental information in assessing our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results, which could be non-cash charges or discrete cash charges that are infrequent in nature. These non-GAAP financial measures also have facilitated management’s internal comparisons to Cimpress’ historical performance and our competitors’ operating results.

Reconciliation of Non-GAAP Financial Measures

Free Cash Flow
Annual, in $ thousands

	2013	2014	2015
Net cash provided by operating activities	$140,012	$148,580	$228,876
Purchase of property, plant, and equipment	(78,999)	(72,122)	(75,813)
Purchases of intangible assets not related to acquisitions	(750)	(253)	(250)
Capitalization of software and website development costs	(7,667)	(9,749)	(17,323)
Payment of contingent consideration in excess of acquisition-date fair value	0	0	8,055
Free Cash Flow	$52,596	$66,456	$143,545

Reconciliation of Non-GAAP Financial Measures (cont.)

Adjusted NOPAT
Annual, in $ millions

	2013	2014	2015
GAAP operating income	$46.1	$85.9	$96.3
Less: Cash taxes attributable to current period (see separate reconciliation below)	$(14.0)	$(20.1)	$(25.0)
Exclude expense (benefit) impact of:
Amortization of acquisition-related intangible assets	10.9	12.6	24.3
Earn-out related charges Includes expense recognized for the change in fair value of contingent consideration and compensation expense related to cash-based earn-out mechanisms dependent upon continued employment.	(0.6)	2.2	15.3
Share-based compensation related to investment consideration	7.9	4.4	3.6
Restructuring charges	-	6.0	3.2
Include: Realized gain (loss) on currency forward contracts not included in operating income	-	(7)	7.4
Adjusted NOPAT	$50.3	$84.0	$125.1

Cash taxes attributable to current period (used in NOPAT)
Annual, in $ millions

	2013	2014	2015
Cash taxes paid in the current period	$13.7	$18.5	$14.3
Less: cash taxes related to prior periods	(0.5)	(6.5)	(5.5)
Plus: cash taxes attributable to the current period but not yet paid	2.9	6.0	6.7
Plus: cash impact of excess tax benefit on equity awards attributable to current period	$1.4	$5.6	12.9
Less: installment payment related to the transfer of IP in a prior year	$(3.4)	$(3.4)	(3.4)
Cash taxes attributable to current period	$14.0	$20.1	$25.0

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CIMPRESS N.V.

IMPORTANT ANNUAL MEETING INFORMATION

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MR A SAMPLE
DESIGNATION (IF ANY)
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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual General Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Supervisory Board and Management Board recommend that you vote FOR proposals 1-11.

Proposal	For	Withhold
1. To vote FOR or WITHHOLD vote for Eric C. Olsen to serve on our Supervisory Board for a term of four years ending on the date of our annual general meeting of shareholders in 2019.	☐	☐
2. To vote FOR or WITHHOLD vote for Katryn S. Blake to serve on our Management Board for a term of four years ending on the date of our annual general meeting of shareholders in 2019.	☐	☐
3. To vote FOR or WITHHOLD vote for Donald R. Nelson to serve on our Management Board for a term of four years ending on the date of our annual general meeting of shareholders in 2019.	☐	☐

Proposal	For	Against	Abstain
4. Vote on a non-binding "say on pay" proposal regarding the compensation of our named executive officers.	☐	☐	☐
5. Adopt our statutory annual accounts for the fiscal year ended June 30, 2015.	☐	☐	☐
6. Discharge the members of our Management Board from liability with respect to the exercise of their duties during the year ended June 30, 2015.	☐	☐	☐
7. Discharge the members of our Supervisory Board from liability with respect to the exercise of their duties during the year ended June 30, 2015.	☐	☐	☐
8. Authorize the Management Board, acting with the approval of the Supervisory Board, to repurchase up to 6,500,000 of our issued and outstanding ordinary shares until May 17, 2017.	☐	☐	☐
9. Authorize the Management Board, acting with the approval of the Supervisory Board, to issue up to a maximum of 10% of our outstanding share capital and an additional 10% of our outstanding share capital in connection with acquisition activity until May 17, 2017.	☐	☐	☐
10. Authorize the Management Board, with the approval of the Supervisory Board, to exclude or restrict our shareholders' preemptive rights with respect to ordinary shares and rights to subscribe for ordinary shares issued or granted by the Management Board until May 17, 2017.	☐	☐	☐
11. Appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2016.	☐	☐	☐

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▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — CIMPRESS N.V.

THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT BOARD

2015 ANNUAL GENERAL MEETING OF SHAREHOLDERS – NOVEMBER 17, 2015

The undersigned, revoking all prior proxies, hereby appoints Robert Keane, Lawrence Gold and Kathryn Leach and each of them with full power of substitution, as proxies to represent and vote as designated hereon, all ordinary shares of Cimpress N.V. (the "Company") that the undersigned would be entitled to vote if personally present at the Annual General Meeting of Shareholders of the Company on Tuesday, November 17, 2015, at the offices of the Company, Hudsonweg 8, 5928 LW Venlo, the Netherlands commencing at 7:00 p.m. Central European Time and any adjournments thereof.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL GENERAL MEETING OR ANY ADJOURNMENTS THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING, SIGNS AND DELIVERS A PROXY WITH A LATER DATE, OR VOTES IN PERSON AT THE MEETING.

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual General Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.